As filed with the Securities and Exchange Commission on September 18, 2015

Registration No. 333-203417

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1

on FORM S-3

to FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Pulmatrix, Inc.

(Exact name of registrant as specified in its charter)

Delaware	46-1821392
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

99 Hayden Avenue, Suite 390

Lexington, MA 02421

(781) 357-2333

(Address, including zip code, and telephone number, including area code, of each registrant’s principal executive offices)

Robert W. Clarke, Ph.D.

Chief Executive Officer and President

99 Hayden Avenue, Suite 390

Lexington, MA 02421

Tel: (781) 357-2333

Fax: (781) 357-2399

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Rick A. Werner, Esq.

Haynes and Boone, LLP

30 Rockefeller Plaza, 26th Floor

New York, New York 10112

Tel: (212) 659-7300

Fax: (212) 884-8234

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)(2)(3)
Common Stock, par value $0.0001, reserved for issuance under the Plan	13,962

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), the number of shares registered hereunder includes such additional number of shares of common stock, par value $0.0001 per share (the “Common Stock”), as are required to prevent dilution resulting from a stock split, stock dividend or similar transaction.
(2)	Represents shares of Common Stock issuable pursuant to stock options awarded under the Pulmatrix Inc. 2003 Employee, Director, and Consultant Stock Plan (the “Plan”) and assumed by the registrant in connection with the merger of one of the registrant’s subsidiaries with Pulmatrix Operating Company Inc., a Delaware corporation formerly known as Pulmatrix Inc. (“Pulmatrix Operating”).
(3)	These shares were registered under the registrant’s Registration Statement on Form S-4 (File No. 333-203417) filed under the Securities Act with the Securities and Exchange Commission (the “SEC”) on April 15, 2015, as amended by Pre-Effective Amendment No. 1 to Registration Statement on Form S-4 filed on May 1, 2015 (the “Registration Statement”). All filing fees payable in connection with the issuance of the shares were calculated pursuant to Rule 457(f) and were previously paid in connection with the filing of the Registration Statement.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Pulmatrix, Inc., a Delaware corporation formerly known as Ruthigen, Inc. (“we,” “us,” “our,” or the “Company”), is filing this Post-Effective Amendment to Form S-4 on Form S-3 (this “Post-Effective Amendment”) to register up to 13,962 shares of Common Stock that may be issued to former employees or consultants of Pulmatrix Operating pursuant to stock options awarded under the Plan.

Pursuant to the Agreement and Plan of Merger, dated as of March 13, 2015 (the “Merger Agreement”), by and among the Company, Pulmatrix Operating and Ruthigen Merger Corp., a Delaware corporation and a wholly owned subsidiary of the Company (“Merger Sub”), Pulmatrix Operating merged with and into Merger Sub, with Pulmatrix Operating surviving as a wholly owned subsidiary of the Company (the “Merger”). Pursuant to the terms of the Merger Agreement, the Company assumed all of Pulmatrix Operating’s outstanding stock options under the Plan immediately prior to the effective time of the Merger, and each assumed stock option became exercisable for shares of Common Stock, with the number of shares issuable upon the exercise of such stock options and the exercise price per share adjusted by the exchange ratio in the Merger. Immediately following the Merger, the Company effected a reverse stock split on a 1-for-2.5 basis, which further adjusted the number of shares issuable upon the exercise of such stock options and the exercise price per share.

This Post-Effective Amendment is being filed to register the shares of Common Stock underlying stock options held by individuals who were former employees or consultants of Pulmatrix Operating at the time of the Merger. On July 20, 2015 and September 18, 2015, the Company filed Registration Statements on Form S-8 to register, among other things, the shares of Common Stock underlying stock options assumed by the Company in the Merger that were held by individuals who have been an employee or a consultant of the Company since the time of the Merger.

This Post-Effective Amendment contains the form of prospectus to be used in connection offers and sales, including the exercise of stock options, under the Plan.

PROSPECTUS

13,962 SHARES OF COMMON STOCK

issuable under the

Pulmatrix Inc. 2003 Employee, Director, and Consultant Stock Plan

This prospectus relates to up to 13,962 shares of Common Stock that may be issued upon the exercise of stock options granted to former employees or consultants of Pulmatrix Operating under the Plan. Pursuant to Rule 416(a) under the Securities Act, this prospectus also covers such additional shares of Common Stock that may become available from time to time under the Plan. We will receive the exercise price if and when such stock options are exercised. We will not receive any proceeds if the stock options are exercised on a cashless basis.

Our Common Stock is listed on The NASDAQ Capital Market (“NASDAQ”) under the symbol “PULM.” On September 17, 2015, the last reported sale price of our Common Stock on NASDAQ was $5.09 per share. As of that date, the aggregate market value of our Common Stock held by non-affiliates was approximately $32,465,928.75 based on a total number 14,516,010 shares of Common Stock outstanding, of which at least 6,378,375 shares of Common Stock were held by non-affiliates. Pursuant to General Instruction I.B.6. of Form S-3, in no event will we sell the securities covered hereby in a public primary offering with a value exceeding more than one-third of the aggregate market value of our Common Stock in any 12-month period so long as the aggregate market value of our outstanding Common Stock held by non-affiliates remains below $75,000,000. During the 12 calendar months prior to and including the date of this prospectus, we have not offered or sold any securities pursuant to General Instruction I.B.6. of Form S-3.

An investment in our Common Stock involves risks. See “Risk Factors” in our most recent Quarterly Report on Form 10-Q, which is incorporated by reference in this prospectus, and in any applicable prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is             , 2015.

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PROSPECTUS SUMMARY

This prospectus relates to the offer and sale by us of shares of our Common Stock issuable upon the exercise of stock options granted under the Plan that are currently outstanding and held by former employees or consultants of Pulmatrix Operating. See “Appendix A — Plan Prospectus.” This prospectus also relates to such additional shares of Common Stock as are required to prevent dilution resulting from a stock split, stock dividend or similar transaction.

FORWARD-LOOKING STATEMENTS

This Post-Effective Amendment may contain forward-looking statements as that term is defined in the federal securities laws. The events described in forward-looking statements contained in this Post-Effective Amendment may not occur. Generally these statements relate to business plans or strategies, projected or anticipated benefits or other consequences of our plans or strategies, projected or anticipated benefits from acquisitions to be made by us, or projections involving anticipated revenues, earnings or other aspects of our operating results. The words “anticipates,” “assumes,” “believes,” “can,” “could,” “estimates,” “expects,” “forecasts,” “guides,” “intends,” “is confident that,” “may,” “plans,” “seeks,” “projects,” “targets,” and “would” and their opposites and similar expressions are intended to identify forward-looking statements. We caution you that these statements are not guarantees of future performance or events and are subject to a number of uncertainties, risks and other influences, many of which are beyond our control, that may influence the accuracy of the statements and the projections upon which the statements are based. Factors which may affect our results include, but are not limited to, the risk factors and uncertainties set forth under the heading “Risk Factors” in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as well as any applicable prospectus supplement.

Any one or more of these uncertainties, risks and other influences could materially affect our results of operations and whether forward-looking statements made by us ultimately prove to be accurate. Our actual results, performance and achievements could differ materially from those expressed or implied in these forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements, whether from new information, future events or otherwise, except as required by applicable securities laws.

USE OF PROCEEDS

We will receive the exercise price of stock options under the Plan if and when such stock options are exercised. We will not receive any proceeds if the stock options are exercised on a cashless basis. We currently have no specific plans for the use of the net proceeds received upon the exercise of such stock options, but we anticipate that we will use the net proceeds for general corporate purposes, including working capital.

PLAN OF DISTRIBUTION

Outstanding stock options with respect to shares of Pulmatrix Operating common stock were previously granted under the Plan to eligible employees, consultants and directors of Pulmatrix Operating and have been converted to analogous stock options with respect to shares of our Common Stock. Shares of our Common Stock are issuable pursuant to the stock options previously granted under the Plan. See “Appendix A — Plan Prospectus.”

DESCRIPTION OF CAPITAL STOCK

The Common Stock to be offered upon the exercise of stock options granted under the Plan is registered under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). For a description of the stock options that have been issued pursuant to the Plan, see “Appendix A — Plan Prospectus.”

LEGAL MATTERS

The validity of the securities to be offered hereby have been passed upon by Haynes and Boone, LLP.

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EXPERTS

The financial statements of Pulmatrix, Inc., which was known as Ruthigen, Inc. prior to the Merger, as of and for the years ended March 31, 2015 and 2014 have been audited by Marcum LLP, an independent registered public accounting firm, as stated in its report. Such financial statements are incorporated herein by reference in reliance upon the report of such firm given upon its authority as experts in accounting and auditing.

The financial statements of Pulmatrix Operating Company, Inc., which was known as Pulmatrix Inc. prior to the Merger, as of and for the years ended December 31, 2014 and 2013, have been audited by Marcum LLP, an independent registered public accounting firm, as stated in its report, which includes an explanatory paragraph as to Pulmatrix Operating’s ability to continue as a going concern. Such financial statements are incorporated by reference in reliance upon the report of such firm given upon its authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read, without charge, and copy, at prescribed rates, all or any portion of the registration statement or any reports, statements or other information that we file with the SEC at the public reference room at the SEC’s principal office at 100 F Street N.E., Washington, DC, 20549. You may request copies of these documents, for a copying fee, by writing to the SEC. You may call the SEC at 1-800-SEC-0330 for further information on the operation of its public reference room. The SEC also maintains a web site that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

These periodic and current reports and all amendments to those reports are available free of charge on our website at www.pulmatrix.com. The information on, or that may be accessed through, our website is not incorporated into this prospectus and should not be considered a part of this prospectus. Purchasers of our Common Stock should rely only on the information contained or incorporated by reference in this prospectus, any applicable prospectus supplement and in any free writing prospectus filed with the SEC.

This prospectus and any prospectus supplement are part of a registration statement that we have filed with the SEC under the Securities Act and does not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Forms of the documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement at the SEC’s Public Reference Room in Washington, D.C. or through the SEC’s website, as provided above.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we have filed with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, subsequent to the date hereof and prior to the effectiveness of the registration statement and prior to the termination of the offering (excluding any disclosures that are furnished and not filed):

•	Our Annual Report on Form 10-K for the fiscal year ended March 31, 2015, filed with the SEC on June 10, 2015;

•	Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2015, filed with the SEC on August 14, 2015;

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•	Our Current Reports on Form 8-K filed with the SEC on June 12, 2015, June 16, 2015, June 30, 2015 and July 7, 2015 and our Amendment No. 1 to our Current Report on Form 8-K/A filed with the SEC on August 14, 2015;

•	The description of our Common Stock contained in the Registration Statement, including any amendments or reports filed for the purpose of updating such description; and

•	The information under the heading “Information About Pulmatrix” included in the Registration Statement.

Information contained in this prospectus modifies or supersedes, as applicable, the information contained in earlier-dated documents incorporated by reference. Information contained in later-dated documents incorporated by reference will automatically supplement, modify or supersede, as applicable, the information contained in this prospectus or in earlier-dated documents incorporated by reference.

We will furnish without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request, by telephone or via the internet, a copy of the information that has been incorporated by reference in this prospectus (other than an exhibit to these filings, unless we have specifically incorporated that exhibit by reference in this prospectus). You should direct any requests for copies to:

Pulmatrix, Inc.

Attn: Secretary

99 Hayden Avenue, Suite 390

Lexington, MA 02421

(781) 357-2333

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APPENDIX A — PLAN PROSPECTUS

PULMATRIX INC.

2003 EMPLOYEE, DIRECTOR AND CONSULTANT STOCK PLAN

567,296 SHARES OF COMMON STOCK

(Par value $0.0001 per share)

PLAN DESCRIPTION

Under the Pulmatrix Inc. 2003 Employee, Director and Consultant Stock Plan (the “2003 Plan”), eligible employees, directors and consultants of Pulmatrix, Inc., a Delaware corporation (hereinafter called the “Company”) and its affiliates, were granted shares of common stock, par value $0.0001 per share (“Common Stock”), of the Company, non-qualified options and incentive stock options to purchase shares of Common Stock as set forth herein.

No person has been authorized to give any information or to make any representations other than those contained in this Prospectus and, if given or made, such information or representations must not be relied upon.

The outstanding shares of Common Stock are, and the shares offered hereby will be, listed on The NASDAQ Capital Market under the symbol “PULM.”

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY

THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE

SECURITIES COMMISSION NOR HAS THE SECURITIES AND

EXCHANGE COMMISSION OR ANY STATE SECURITIES

COMMISSION PASSED UPON THE ACCURACY OR

ADEQUACY OF THIS PROSPECTUS. ANY

REPRESENTATION TO THE CONTRARY

IS A CRIMINAL OFFENSE.

THIS DOCUMENT CONSTITUTES PART OF A PROSPECTUS

COVERING SECURITIES THAT HAVE BEEN REGISTERED UNDER THE

SECURITIES ACT OF 1933.

The date of this Prospectus is September 17, 2015

PULMATRIX INC.

2003 EMPLOYEE, DIRECTOR AND CONSULTANT STOCK PLAN

SUMMARY OF AVAILABLE AWARDS

Purpose:	The purpose of the 2003 Plan was to encourage ownership of shares of the Company’s Common Stock by its employees, directors and certain consultants of the Company and its affiliates (hereinafter referred to as “Participants”) in order to attract and retain such people, to induce them to work for the benefit of the Company or its affiliates and to provide additional incentive for them to promote the success of the Company and its affiliates.

Stock Rights:	The 2003 Plan authorizes the issuance of stock grants (“Stock Grants”), incentive stock options (“ISOs”), and non-qualified stock options (“Non-Qualified Options,” ISOs and Non-Qualified Options are hereinafter referred to as “Options”), to employees of the Company, and the issuance of Stock Grants and Non-Qualified Options to directors and consultants of the Company. Options and Stock Grants are collectively referred to herein as “Stock Rights.” All of the Stock Rights authorized under the 2003 Plan have been granted.

Option Exercise Price:	For Non-Qualified Options, the option price per share is determined by the Administrator (as defined below) but shall not be less than the par value per share of Common Stock as of the date of grant of such Option.

For ISOs, the option price per share is determined by the Administrator, subject to the limitation that it be at least equal to 100% of the fair market value per share of the Common Stock on the date of grant. If, however, the Participant owns more than 10% of the total combined voting power of the Company or an affiliate, the option price per share must be at least equal 110% of the fair market value per share of the Common Stock on the date of grant.

Term of Options:	The term of Non-Qualified Options is determined by the Administrator, and shall be set forth in the Option Agreement (defined below) for such Option. For ISOs, the term of the Option, like the exercise price, is dependent upon the ownership interest of the Participant in the Company or an affiliate. Generally, the term of an ISO is ten years. If the Participant owns more than 10% of the total combined voting power of the Company or an affiliate, the term of the ISO will be no more than five years. An Option is subject to early termination upon the termination of employment or other relationship of the Participant with the Company, whether such termination is at the option of the Company, the Participant, or as a result of the death or disability of the Participant.

Vesting; Exercise of Options:	The ability of a Participant to exercise an Option is subject to the vesting of the Option. At the time the Option is granted, each Option Agreement shall state the vesting schedule and the date or dates on which it first is exercisable and the date after which it may no longer be exercised, and may provide that the Option rights accrue or become exercisable in installments over a period of months or years, or upon the occurrence of certain conditions or the attainment of stated goals or events.

Typically, as the Option vests, a Participant will be able to exercise the Option with respect to the vested portion of the shares and ultimately with respect to all of the vested shares, until such time as the Option expires or terminates. An Option may be exercised by giving notice to the Company or its designee together with provision for payment of the aggregate exercise price for the number of shares as to which the Option is being exercised.

The amount of ISOs that may be exercisable in any calendar year (under this or any other incentive stock option plan of the Company or an Affiliate) shall be limited so that the aggregate fair market value (determined on the date each ISO is granted) of shares of Common Stock with respect to which ISOs are exercisable for the first time by the Participant in any calendar year does not exceed $100,000.

Terms and Conditions of Stock Grants:	The purchase price (per share), if any, of a Stock Grant shall be determined by the Administrator but shall not be less than the minimum consideration required by the Delaware General Corporation Law on the date of the Stock Grant. A Stock Grant may be subject to forfeiture by the Company upon termination of service to the Company, under certain circumstances. The principal terms of each Stock Grant shall be set forth in an agreement in a form approved by the Company.

REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

The Company undertakes to provide without charge to each person to whom a Prospectus is delivered, upon written or oral request, a copy of any and all of the information that has been incorporated by reference in Item 3 of Part II of the Registration Statements on Form S-8 filed by the Company with the Securities and Exchange Commission on July 20, 2015 (File No. 333-205752) and September 18, 2015 or the Post-Effective Amendment of Form S-3 to Form S-4 filed by the Company with the Securities and Exchange Commission on September 18, 2015 (File No. 333-203417) (collectively, the “Registration Statements”) other than certain exhibits to such documents, relating to the shares covered hereby. These documents are incorporated by reference in this Section 10(a) Prospectus. In addition, the Company undertakes to provide without charge to each Participant, upon written or oral request, a copy of the documents required to be delivered pursuant to Rule 428(b) under the Securities Act of 1933, as amended (the “Securities Act”). Such requests, along with requests for information regarding the 2003 Plan and its administrators, should be directed to William Duke, Jr., Chief Financial Officer, Pulmatrix, Inc., 99 Hayden Avenue, Suite 390, Lexington, Massachusetts 02421, 781-357-2333.

The Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2015, and subsequent Annual Reports to Stockholders will be made available to all Participants on the Company’s website at www.pulmatrix.com. An additional copy of the prospectus or Annual Report, as applicable, will be furnished to a Participant upon request.

SUMMARY OF THE PULMATRIX, INC.

2003 EMPLOYEE, DIRECTOR AND CONSULTANT STOCK PLAN

The statements contained herein concerning the terms and provisions of the 2003 Plan are summaries and do not purport to be complete. All such statements are qualified in their entirety by reference to the full text of the 2003 Plan. In the event of any discrepancy, the terms of the 2003 Plan shall control. A copy of the 2003 Plan is included herein as Exhibit A.

Purpose

The Pulmatrix Inc. 2003 Employee, Director and Consultant Stock Plan (the “2003 Plan”) is intended to encourage ownership of shares of Common Stock of the Company by certain employees, directors, and consultants of the Company and its affiliates (hereinafter referred to as “Participants”) in order to attract and retain such people, to induce them to work for the benefit of the Company or of an affiliate and to provide additional incentive for them to promote the success of the Company or of an affiliate. The 2003 Plan provides for the granting of incentive stock options (“ISOs”), non-qualified stock options (“Non-Qualified Options,” ISOs and Non-Qualified Options are hereinafter referred to as “Options”), and grants of shares of Common Stock (“Stock Grants”). Options and Stock Grants are collectively referred to herein as, “Stock Rights.”

Offering

The Registration Statements cover the issuance of up to 567,296 shares of Common Stock, or the equivalent of such number of shares of Common Stock after the Administrator (as defined below), in its sole discretion, has interpreted the effect of any stock split, stock dividend, combination, recapitalization or similar transaction in accordance with the 2003 Plan, which may be issued pursuant to awards that were granted pursuant to the 2003 Plan and outstanding as of June 15, 2015, the effective date of the Merger (described below).

General Information about the 2003 Plan

The address of the Company is 99 Hayden Avenue, Suite 390, Lexington, Massachusetts 02421.

The 2003 Plan was initially adopted by the Board of Directors of Pulmatrix Inc., a Delaware corporation (“Pulmatrix”), and approved by its stockholders in 2003. Pursuant to an Agreement and Plan of Merger, dated as of March 13, 2015 (the “Merger Agreement”), by and among Pulmatrix Inc. (renamed Pulmatrix Operating Company, Inc., a Delaware corporation (“Pulmatrix Operating”)), the Company, and Ruthigen Merger Corp., a Delaware corporation and wholly-owned subsidiary of the Company (“Merger Sub”), Pulmatrix Operating merged with and into Merger Sub, with Pulmatrix Operating surviving as a wholly-owned subsidiary of the Company (the “Merger”). In connection with the Merger, the Company was renamed Pulmatrix, Inc., and all awards granted pursuant to the 2003 Plan were assumed by the Company. Following the Merger, all outstanding awards under the 2003 Plan will be settled for shares of Common Stock of the Company. The 2003 Plan expired by its terms as of August 1, 2013. The expiration did not affect any Option Agreements or Stock Grant Agreements executed prior to such time.

The 2003 Plan is not subject to any provisions of the Employee Retirement Income Security Act of 1974, as amended, and is not a qualified plan under Section 401(a) of the Internal Revenue Code of 1986, as amended (the “Code”).

The Company will bear all expenses in connection with the administration of the 2003 Plan. All funds received or held by the Company under the 2003 Plan may be used for any corporate purpose.

Stock Rights granted under the 2003 Plan are subject to the terms of the 2003 Plan as in effect at the time each option grant notice (an “Option Agreement”) or stock grant notice (a “Stock Grant Agreement”) is entered into, except as such Option Agreement or Stock Grant Agreement may otherwise be amended by agreement of the parties or as provided in the 2003 Plan. In some circumstances, a particular Option Agreement or Stock Grant Agreement may include terms that are authorized by the 2003 Plan, but are not specifically described in the 2003 Plan. Accordingly, it is important that each Participant review his or her Option Agreement(s) and/or Stock Grant Agreement(s) for specific terms applicable to the Participant’s Stock Rights. If any Participant would like another copy of his or her Option Agreement(s) and/or Stock Grant Agreement(s), the Company will provide one upon request.

The 2003 Plan authorizes the grant to employees of the Company or of a corporation which, for purposes of Section 424 of the Code, is a parent or subsidiary of the Company, direct or indirect (an “Affiliate”) (including an employee who is also serving as an officer or director of the Company or of an Affiliate), who are designated to be eligible, of Options to purchase shares of Common Stock. These options are meant to qualify as ISOs under Section 422 of the Code. The 2003 Plan also authorizes the grant to employees, directors and consultants of the Company or an Affiliate of Non-Qualified Options. Additionally, the 2003 Plan authorizes the issuance of Stock Grants to employees, directors and consultants of the Company or an Affiliate.

Administration

The administrator of the 2003 Plan (the “Administrator”) is the Board of Directors of the Company (the “Board of Directors”), except to the extent the Board of Directors delegates its authority to a committee of the Board of Directors (the “Committee”). Subject to the provisions of the 2003 Plan, the Administrator has the authority to:

(a) interpret the provisions of the 2003 Plan and all Stock Rights and to make all rules and determinations which it deems necessary or advisable for the administration of the 2003 Plan;

(b) determine which employees, directors and consultants shall be granted Stock Rights;

(c) determine the number of shares for which a Stock Right or Stock Rights shall be granted;

(d) specify the terms and conditions upon which a Stock Right or Stock Rights may be granted; and

(e) adopt any sub-plans applicable to residents of any specified jurisdiction as it deems necessary or appropriate in order to comply with or take advantage of any tax or other laws applicable to the Company or to 2003 Plan Participants or to otherwise facilitate the administration of the 2003 Plan, which sub-plans may include additional restrictions or conditions applicable to Options or shares acquired upon exercise of Options;

provided, however, that all such interpretations, rules, determinations, terms and conditions shall be made and prescribed in the context of preserving the tax status under Section 422 of the Code of those Options which are designated as ISOs. Subject to the foregoing, the interpretation and construction by the Administrator of any provisions of the 2003 Plan or of any Stock Right granted under it shall be final, unless otherwise determined by the Board of Directors if the Administrator is the Committee. In addition, if the Administrator is the Committee, the Board of Directors may take any action under the 2003 Plan that would otherwise be the responsibility of the Committee.

If permissible under applicable law, the Board of Directors or the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any portion of its responsibilities and powers to any other person selected by it. Any such allocation or delegation may be revoked by the Board of Directors or the Committee at any time.

Eligibility

The Administrator, in its sole discretion, selected the Participants in the 2003 Plan. ISOs were granted only to employees of the Company or an Affiliate. Non-Qualified Options and Stock Grants were granted to employees, directors and consultants of the Company or an Affiliate. The granting of any Stock Right to any individual neither entitles that individual to, nor disqualifies him or her from, participation in any other grant of Stock Rights or any grant under any other benefit plan established by the Company or any Affiliate for employees, directors or consultants.

As of the effective date of the Merger, there were 10 employees, 2 directors, and 19 consultants who held outstanding awards under the 2003 Plan.

Employment or Other Relationship

Nothing in the 2003 Plan or any award agreement shall be deemed to prevent the Company or an Affiliate from terminating the employment, consultancy or director status of a Participant, nor to prevent a Participant from terminating his or her own employment, consultancy or director status or to give any Participant a right to be retained in employment or other service by the Company or any Affiliate for any period of time.

Terms and Conditions of Options

Each Option shall be set forth in writing in an Option Agreement, duly executed by the Company and, to the extent required by law or requested by the Company, by the Participant. Option Agreements shall conform to the minimum conditions set forth in the 2003 Plan and may contain such other provisions as the Administrator deems advisable that are not inconsistent with the 2003 Plan.

A. Non-Qualified Options: Non-Qualified Options may be granted to employees, directors and consultants of the Company or of an Affiliate, subject to the minimum standard for any such Non-Qualified Option that the option price per share of the shares covered by each Non-Qualified Option shall be determined by the Administrator but shall not be less than the par value per share of Common Stock on the date of grant of such Option. Each Option Agreement shall state the date or dates on which it first is exercisable and the date after which it may no longer be exercised, and may provide that the Option rights vest or become exercisable in installments over a period of months or years, or upon the occurrence of certain conditions or the attainment of stated goals or events.

B. ISOs: ISOs may be granted only to employees and are subject to at least the following terms and conditions, with such additional restrictions or changes as the Administrator determines are appropriate but not in conflict with Section 422 of the Code and relevant regulations and rulings of the Internal Revenue Service:

1. Option Price. The option price per share is dependent upon the ownership interest of the Participant in the Company or an Affiliate immediately before the ISO is granted. Immediately before the ISO is granted, if the Participant owns, directly or by reason of the applicable attribution rules in Section 424(d) of the Code:

(a)	10% or less of the total combined voting power of all classes of stock of the Company or an Affiliate, the option price per share of the shares of Common Stock covered by each ISO shall not be less than 100% of the fair market value per share of the Common Stock on the date of the grant of the ISO; or

(b)	More than 10% of the total combined voting power of all classes of stock of the Company or an Affiliate, the option price per share of Common Stock of the shares covered by each ISO shall not be less than 110% of the fair market value per share of the Common Stock on the date of the grant of the ISO.

2. Term of Option. The term of an ISO also is dependent upon the ownership interest of the Participant in the Company or an Affiliate immediately before the ISO is granted. For Participants who own:

(a)	10% or less of the total combined voting power of all classes of stock of the Company or an Affiliate, each ISO shall terminate not more than ten years from the date of grant or at such earlier time as the Option Agreement may provide; or

(b)	More than 10% of the total combined voting power of all classes of stock of the Company or an Affiliate, each ISO shall terminate not more than five years from the date of the grant or at such earlier time as the Option Agreement may provide.

3. Limitation on Yearly Exercise: The Option Agreements shall restrict the amount of ISOs that may be exercisable in any calendar year (under this or any other incentive stock option plan of the Company or an Affiliate) so that the aggregate fair market value (determined at the time each ISO is granted) of shares of Common Stock with respect to which ISOs are exercisable for the first time by the Participant in any calendar year does not exceed $100,000.

C. Fair Market Value: For purposes of the 2003 Plan, the “fair market value” of a share of Common Stock means:

1. If the Common Stock is listed on a national securities exchange or traded in the over-the-counter market and sales prices are regularly reported for the Common Stock, the closing or the last price of the Common Stock on the composite tape or other comparable reporting system for the trading day immediately preceding the applicable date;

2. If the Common Stock is not traded on a national securities exchange but is traded on the over-the-counter market, if sales prices are not regularly reported for the Common Stock for the trading day referred to in subparagraph (1) above, and if bid and asked prices for the Common Stock are regularly reported, the mean between the bid and the asked price for the Common Stock at the close of trading in the over-the-counter market for the trading day on which Common Stock was traded immediately preceding the applicable date; and

3. If the Common Stock is neither listed on a national securities exchange nor traded in the over-the-counter market, such value as the Administrator, in good faith, shall determine.

Terms and Conditions of Stock Grants

The principal terms of each Stock Grant shall be set forth in writing in a Stock Grant Agreement, duly executed by the Company and, to the extent required by law or requested by the Company, by the Participant. Stock Grant Agreements shall conform to the minimum conditions set forth in the 2003 Plan and may contain such other provisions as the Administrator deems advisable that are not inconsistent with the 2003 Plan.

Exercise of Options and Issuance of Shares

An Option (or any part or installment thereof) may be exercised by giving written notice to the Company or its designee, together with provision for payment of the full option price for the shares of Common Stock as to which such Option is being exercised, and upon compliance with any other condition(s) set forth in the applicable Option Agreement. Such written notice shall be signed by the person exercising the Option, shall state the number of shares of Common Stock with respect to which the Option is being exercised and shall contain any representation required by the 2003 Plan or the Option Agreement. Payment of the option price for the shares of Common Stock as to which such Option is being exercised shall be made (a) in United States dollars in cash or by check, (b) at the discretion of the Administrator, through delivery of shares of Common Stock having a fair market value equal as of the date of the exercise to the cash option price and held for at least six months, (c) at the discretion of the Administrator, by delivery of the Participant’s personal note, for full, partial or no recourse bearing interest payable not less than annually at market rate on the date of exercise and at no less than 100% of the applicable Federal rate, as defined in Section 1274(d) of the Code (with or without the pledge of such Shares as collateral), (d) at the discretion of the Administrator in accordance with a cashless exercise program established with a securities brokerage firm, and approved by the Administrator, or (e) at the discretion of the Administrator, by any combination of (a), (b), (c), and (d) above. Notwithstanding the foregoing, the Administrator shall accept only such payment on exercise of an ISO as is permitted by Section 422 of the Code.

The Company shall then reasonably promptly deliver to the Participant (or to a deceased Participant’s legal representative and/or any person or persons who acquired the Participant’s rights to a Stock Right by will or by the laws of descent and distribution (the “Participant’s Survivors”), as the case may be) the shares of Common Stock as to which such Option was exercised. In determining what constitutes “reasonably promptly,” it is expressly understood that the issuance and delivery of the shares of Common Stock may be delayed by the Company in order to comply with any law or regulation (including, without limitation, state securities or “blue sky” laws) which requires the Company to take any action with respect to the shares of Common Stock prior to their issuance. The shares shall, upon delivery, be fully paid, non-assessable shares of Common Stock.

The Administrator shall have the right to accelerate the date of exercise of any installment of any Option; provided, however, that the Administrator may not accelerate the exercise date of any installment of any ISO (which ISO has not previously converted into a Non-Qualified Option under the 2003 Plan; See “Conversion of ISOs into Non-Qualified Options”) without the prior approval of the Participant if such acceleration would violate the annual vesting limitation contained in Section 422(d) of the Code. See the following Section: “Terms and Conditions of Options – ISOs.”

The Administrator may, in its discretion, amend any term or condition of an outstanding Option provided (i) such term or condition as amended is permitted by the 2003 Plan, (ii) any such amendment shall be made only with the consent of the Participant to whom the Option was granted, or in the event of the death of the Participant, the Participant’s Survivors, if the amendment is adverse to the Participant, and (iii) any such amendment of any Option shall be made only after the Administrator determines whether such amendment would constitute a “modification” of any Option which is an ISO (as that term is defined in Section 424(h) of the Code) or would cause any adverse tax consequences for the holder of such ISO.

Issuance of Stock Grants and Issuance of Shares

A Stock Grant (or any part or installment thereof) shall be accepted by the Participant’s executing the applicable Stock Grant Agreement and delivering it to the Company or its designee, together with provision for payment of the purchase price, if any, in accordance with this paragraph for the shares of Common Stock as to which such Stock Grant is being accepted, and upon compliance with any other conditions set forth in the applicable Stock Grant Agreement. Payment of the purchase price for the shares as to which such Stock Grant is being accepted shall be made (a) in United States dollars in cash or by check, (b) at the discretion of the Administrator, through delivery of shares of Common Stock held for at least six months and having a fair market value equal as of the date of acceptance of the Stock Grant to the purchase price of the Stock Grant, (c) at the discretion of the Administrator, by delivery of the Participant’s personal note, for full or partial recourse, as determined by the Administrator, bearing interest payable not less than annually at no less than 100% of the applicable Federal rate, as defined in Section 1274(d) of the Code, or (d) at the discretion of the Administrator, by any combination of (a), (b) and (c) above.

The Company shall then reasonably promptly deliver the shares of Common Stock as to which such Stock Grant was accepted to the Participant (or to the Participant’s Survivors, as the case may be), subject to any escrow provision set forth in the Stock Grant Agreement. In determining what constitutes “reasonably promptly,” it is expressly understood that the issuance and delivery of the shares may be delayed by the Company in order to comply with any law or regulation (including, without limitation, state securities or “blue sky” laws) which requires the Company to take any action with respect to the shares of Common Stock prior to their issuance.

The Administrator may, in its discretion, amend any term or condition of an outstanding Stock Grant or Stock Grant Agreement provided (i) such term or condition as amended is permitted by the 2003 Plan, and (ii) any such amendment shall be made only with the consent of the Participant to whom the Stock Grant was made, if the amendment is adverse to the Participant.

Fractional Shares

No fractional shares shall be issued under the 2003 Plan and the person exercising a Stock Right shall receive from the Company cash in lieu of such fractional shares equal to the fair market value thereof.

Forfeiture and Penalties; Restrictions on Resale

Awards granted pursuant to the 2003 Plan may contain restrictions on sale or transfers and may be subject to a risk of forfeiture. The Administrator may impose on any award at the time of grant, such additional terms and conditions as the Administrator determines, including terms restricting sale or transfers or requiring forfeiture of awards in the event of a Participant’s termination of service.

For restrictions on resale by “affiliates” of the Company within the meaning of the Securities Act, see “Federal Securities Laws Considerations.”

Rights as a Stockholder

No Participant to whom a Stock Right has been granted shall have rights as a stockholder of the Company with respect to any shares of Common Stock covered by such Stock Right, except after due exercise of the Option or acceptance of the Stock Grant or as set forth in any award agreement, and tender of the aggregate exercise or purchase price, if any, for the shares being purchased pursuant to such exercise or acceptance and registration of the shares in the Company’s share register in the name of the Participant.

Assignability and Transferability of Stock Rights

By its terms, a Stock Right granted to a Participant shall not be transferable by the Participant other than (i) by will or by the laws of descent and distribution or (ii) as approved by the Administrator and set forth in the applicable Option or Stock Grant Agreement. Notwithstanding the foregoing, an ISO transferred except in compliance with clause (i) above shall no longer qualify as an ISO. The designation of a beneficiary of a Stock Right by a Participant, with the prior approval of the Administrator and in such form as the Administrator shall prescribe, shall not be deemed a transfer prohibited by this paragraph. Except as provided above, a Stock Right shall only be exercisable or may only be accepted, during the Participant’s lifetime, by such Participant (or by his or her legal representative) and shall not be assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process. Any attempted transfer, assignment, pledge, hypothecation or other disposition of any Stock Right or of any rights granted thereunder contrary to the provisions of the 2003 Plan, or the levy of any attachment or similar process upon a Stock Right, shall be null and void.

Termination of Options

A. Effect on Options of Termination of Service by Employees, Directors and Consultants Other than for Cause, or as a Result of Death or Disability. Except as otherwise provided in a Participant’s Option Agreement, in the event of a termination of service as an employee, director or consultant with the Company or an Affiliate before the Participant has exercised an Option, the following rules apply:

1. A Participant who ceases to be an employee, director or consultant of the Company or of an Affiliate (for any reason other than termination for Cause (as defined in the 2003 Plan and set forth below), Disability (as defined in the 2003 Plan and set forth below), or death) may exercise any Option granted to him or her to the extent that the Option is exercisable on the date of such termination of service, in accordance with a Participant’s Option Agreement, provided, that, in no event may an Option intended to be an ISO, be exercised later than three months after the Participant’s termination of employment.

2. In the case of a Participant’s Disability or death within the three months after the termination of employment, director status or consultancy, the Disabled Participant or the Participant’s Survivors may exercise the Option within a period of one year after the date of the Participant’s termination, but in no event after the date of expiration of the term of the Option.

3. If subsequent to a Participant’s termination of employment, directorship or consultancy, but prior to the exercise of an Option, the Administrator determines that, either prior or subsequent to the Participant’s termination, the Participant engaged in conduct which would constitute Cause, then such Participant shall forthwith cease to have any right to exercise any Option.

4. A Participant to whom an Option has been granted under the 2003 Plan who is absent from the Company or an Affiliate because of a temporary disability (any disability other than a Disability as defined in the 2003 Plan and set forth below), or who is on leave of absence for any purpose, shall not, during the period of any such absence, be deemed, by virtue of such absence alone, to have terminated such Participant’s employment, director status or consultancy with the Company or with an Affiliate, except as the Administrator may otherwise expressly provide.

B. Effect on Options of Termination of Service by Employees, Directors and Consultants for Cause. Except as otherwise provided in a Participant’s Option Agreement, the following rules apply if the Participant’s service as an employee, director or consultant with the Company or an Affiliate is terminated for Cause prior to the time that all of his or her outstanding Options have been exercised:

1. All outstanding and unexercised Options as of the time the Participant is notified that his or her service is terminated for Cause will immediately be forfeited.

2. “Cause” means, with respect to a Participant, (a) dishonesty with respect to the Company or any Affiliate, (b) insubordination, substantial malfeasance or non-feasance of duty, (c) unauthorized disclosure of confidential information, (d) breach by a Participant of any provision of any employment, consulting, advisory, nondisclosure, non-competition or similar agreement between the Participant and the Company or any Affiliate, and (e) conduct substantially prejudicial to the business of the Company or any Affiliate; provided, however, that any provision in an agreement between a Participant and the Company or an Affiliate, which contains a conflicting definition of Cause for termination and which is in effect at the time of such termination, shall supersede this definition with respect to that Participant. The determination of the Administrator as to the existence of Cause will be conclusive on the Participant and the Company.

3. Cause is not limited to events that have occurred prior to a Participant’s termination of service, nor is it necessary that the Administrator’s finding of Cause occur prior to termination. If the Administrator determines, subsequent to a Participant’s termination of service but prior to the exercise of an Option, that either prior or subsequent to the Participant’s termination the Participant engaged in conduct that would constitute Cause, then the right to exercise any Option is forfeited.

C. Effect on Options of Termination of Service for Disability. Except as otherwise provided in a Participant’s Option Agreement, a Participant who ceases to be an employee, director or consultant of the Company or of an Affiliate by reason of Disability may exercise any Option granted to such Participant to the extent exercisable but not exercised on the date of the Disability provided, however, that in the event rights to exercise the Option accrue periodically, the Option shall be exercisable to the extent of a pro rata portion through the date of Disability of any additional vesting rights that would have accrued on the next vesting date had the Participant not become Disabled. The proration shall be based upon the number of days accrued in the current vesting period prior to the date of Disability. A Disabled Participant must exercise such Option within one year after the date of the Participant’s termination due to Disability, notwithstanding that the Participant might have been able to exercise the Option as to some or all of the shares on a later date if the Participant had not become Disabled and had continued to be an employee, director or consultant or, if earlier, within the originally prescribed term of the Option.

“Disability” or “Disabled” means permanent and total disability as defined in Section 22(e)(3) of the Code. The Administrator shall make the determination both whether Disability has occurred and the date of its occurrence (unless a procedure for such determination is set forth in another agreement between the Company and such Participant, in which case such procedure shall be used for such determination). If requested, the Participant shall be examined by a physician selected or approved by the Administrator, the cost of which examination shall be paid for by the Company.

D. Effect on Options of Death While an Employee, Director or Consultant. Except as otherwise provided in a Participant’s Option Agreement, in the event of the death of a Participant while an employee, director or consultant of the Company or of an Affiliate, Options may be exercised by the Participant’s Survivors to the extent exercisable but not exercised on the date of death; provided, however, that in the event rights to exercise the Option accrue periodically, the Option shall be exercisable to the extent of a pro rata portion through the date of death of any additional vesting rights that would have accrued on the next vesting date had the Participant not died. The proration shall be based upon the number of days accrued in the current vesting period prior to the date of the Participant’s death. If the Participant’s Survivors wish to exercise such Option, they must do so within one year after the date of death of such Participant, notwithstanding that the decedent might have been able to exercise the Option as to some or all of the shares on a later date if he or she had not died and had continued to be an employee, director or consultant or, if earlier, within the originally prescribed term of the Option.

Termination of Stock Grants

In the event of a termination of service (whether as an employee, director or consultant) with the Company or an Affiliate for any reason before the Participant has accepted a Stock Grant, such offer shall terminate.

A. Effect on Stock Grants of Termination of Service by Employees, Directors and Consultants Other than for Cause or as a Result of Death or Disability. Except as otherwise provided in a Participant’s Stock Grant Agreement, in the event of a termination of service (whether as an employee, director or consultant), other than termination for Cause (as defined in the 2003 Plan and set forth above), Disability (as defined in the 2003 Plan and set forth above), or death, before all Company’s rights of repurchase shall have lapsed, then the Company shall have the right to repurchase that number of shares of Common Stock subject to a Stock Grant as to which the Company’s repurchase rights have not lapsed.

B. Effect on Stock Grants of Termination of Service by Employees, Directors and Consultants for Cause. Except as otherwise provided in a Participant’s Stock Grant Agreement, if the Participant’s service (whether as an employee, director or consultant) with the Company or an Affiliate is terminated for Cause:

1. All shares subject to any Stock Grant shall be immediately subject to repurchase by the Company at the price of $0.01 thereof.

2. Cause is not limited to events which have occurred prior to a Participant’s termination of service, nor is it necessary that the Administrator’s finding of Cause occur prior to termination. If the Administrator determines, subsequent to a Participant’s termination of service, that either prior or subsequent to the Participant’s termination the Participant engaged in conduct which would constitute Cause, then the Company’s right to repurchase all of such Participant’s Shares shall apply.

C. Effect on Stock Grants of Termination of Service for Disability. Except as otherwise provided in a Participant’s Stock Grant Agreement, the following rules apply if a Participant ceases to be an employee, director or consultant of the Company or of an Affiliate by reason of Disability: to the extent the Company’s rights of repurchase have not lapsed on the date of the Participant’s termination due to Disability, they shall be exercisable; provided, however, that in the event such rights of repurchase lapse periodically, such provisions or rights shall lapse to the extent of a pro rata portion of the shares subject to such Stock Grant through the date of the Participant’s termination due to Disability as would have lapsed had the Participant not been terminated due to Disability. The proration shall be based upon the number of days accrued prior to the date of the Participant’s termination due to Disability.

A Participant to whom a Stock Grant has been issued under the 2003 Plan who is absent from work with the Company or with an Affiliate because of temporary disability (any disability other than a Disability as defined in the 2003 Plan and set forth above), or who is on leave of absence for any purpose, shall not, during the period of any such absence, be deemed, by virtue of such absence alone, to have terminated such Participant’s employment, director status or consultancy with the Company or with an Affiliate, except as the Administrator may otherwise expressly provide.

D. Effect on Stock Grants of Death While an Employee, Director or Consultant. Except as otherwise provided in a Participant’s Stock Grant Agreement, the following rules apply in the event of the death of a Participant while the Participant is an employee, director or consultant of the Company or of an Affiliate: to the extent the Company’s rights of repurchase have not lapsed on the date of death, they shall be exercisable; provided, however, that in the event such rights of repurchase lapse periodically, such provisions or rights shall lapse to the extent of a pro rata portion of the shares of Common Stock subject to such Stock Grant through the date of death as would have lapsed had the Participant not died. The proration shall be based upon the number of days accrued prior to the Participant’s death.

Dissolution or Liquidation of the Company

Upon the dissolution or liquidation of the Company, all Options granted under the 2003 Plan which as of such date shall not have been exercised and all Stock Grants which have not been accepted will terminate and become null and void; provided, however, that if the rights of a Participant or a Participant’s Survivors have not otherwise terminated and expired, the Participant or the Participant’s Survivors will have the right immediately prior to such dissolution or liquidation to exercise or accept any Stock Right to the extent that the Stock Right is exercisable or subject to acceptance as of the date immediately prior to such dissolution or liquidation.

Adjustments

Upon the occurrence of any of the following events, unless otherwise specifically provided in a Participant’s Option Agreement or Stock Grant Agreement, a Participant’s rights with respect to any Stock Right granted to him or her under the 2003 Plan shall be adjusted as set forth below.

A. Stock Dividends and Stock Splits. If (i) the shares of Common Stock of the Company shall be subdivided or combined into a greater or smaller number of shares or if the Company shall issue any shares of Common Stock as a stock dividend on its outstanding Common Stock, or (ii) additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Common Stock, the number of shares of Common Stock deliverable upon the exercise or acceptance of such Stock Right may be appropriately increased or decreased proportionately, and appropriate adjustments may be made including, in the purchase price per share, to reflect such events. The share limitations within the 2003 Plan shall also be proportionately adjusted upon the occurrence of such events.

B. Corporate Transactions. If the Company is to be consolidated with or acquired by another entity in a merger or sale of all or substantially all of the Company’s assets other than a transaction to merely change the state of incorporation (a “Corporate Transaction”), the Administrator or the board of directors of any entity assuming the obligations of the Company under the 2003 Plan (the “Successor Board”), shall, as to outstanding Options, either: (i) make appropriate provision for the continuation of such Options by substituting on an equitable basis for the shares then subject to such Options either the consideration payable with respect to the outstanding shares of Common Stock in connection with the Corporate Transaction or securities of any successor or acquiring entity; or (ii) upon written notice to the Participants, provide that all Options must be exercised (either to the extent then exercisable or, at the discretion of the Administrator or, upon a change of control of the Company, all Options being made fully exercisable for purposes of this paragraph), within a specified number of days of the date of such notice, at the end of which period the Options shall terminate; or (iii) terminate some or all Options in exchange for a cash payment equal to the fair market value of shares subject to such Options (either to the extent then exercisable or, at the discretion of the Administrator, some or all Options being made fully exercisable for purposes of this paragraph) over the exercise price thereof.

With respect to outstanding Stock Grants, the Administrator or the Successor Board, shall either (i) make appropriate provisions for the continuation of such Stock Grants by substituting on an equitable basis for the shares then subject to such Stock Grants either the consideration payable with respect to the outstanding shares of Common Stock in connection with the Corporate Transaction or securities of any successor or acquiring entity; or (ii) upon written notice to the Participants, provide that all Stock Grants must be accepted (to the extent then subject to acceptance) within a specified number of days of the date of such notice, at the end of which period the offer of the Stock Grants shall terminate; or (iii) terminate all Stock Grants in exchange for a cash payment equal to the excess of the fair market value of the shares of Common Stock subject to such Stock Grants over the purchase price thereof, if any. In addition, in the event of a Corporate Transaction, the Administrator may waive any or all Company repurchase rights with respect to outstanding Stock Grants.

C. Recapitalization or Reorganization. In the event of a recapitalization or reorganization of the Company (other than a Corporate Transaction) pursuant to which securities of the Company or of another corporation are issued with respect to the outstanding shares of Common Stock, a Participant upon exercising an Option or accepting a Stock Right after the recapitalization or reorganization shall be entitled to receive for the price paid upon such exercise or acceptance the number of replacement securities which would have been received if such Stock Right had been exercised or accepted prior to such recapitalization or reorganization.

D. Modification of ISOs. Notwithstanding the foregoing, any adjustments made pursuant to subparagraphs A, B and C above with respect to ISOs shall be made only after the Administrator determines whether such adjustments would (i) constitute a “modification” of any ISOs (as that term is defined in Section 424(h) of the Code) or (ii) would cause any adverse tax consequences for the holders of such ISOs. If the Administrator determines that such adjustments made with respect to ISOs would constitute a modification of such ISOs, it may refrain from making such adjustments, unless the holder of an ISO specifically requests in writing that such adjustment be made and such writing indicates that the holder has full knowledge of the consequences of such “modification” on his or her income tax treatment with respect to the ISO.

Conversion of ISOs into Non-Qualified Options

The Administrator, at the written request of any Participant, may in its discretion take such actions as may be necessary to convert such Participant’s ISOs (or any portions thereof) that have not been exercised on the date of conversion into Non-Qualified Options at any time prior to the expiration of such ISOs, regardless of whether the Participant is an employee of the Company or an Affiliate at the time of such conversion. At the time of such conversion, the Administrator (with the consent of the Participant) may impose such conditions on the exercise of the resulting Non-Qualified Options as the Administrator in its discretion may determine, provided that such conditions shall not be inconsistent with the 2003 Plan. Nothing in the 2003 Plan shall be deemed to give any Participant the right to have such Participant’s ISOs converted into Non-Qualified Options, and no such conversion shall occur until and unless the Administrator takes appropriate action. The Administrator, with the consent of the Participant, may also terminate any portion of any ISO that has not been exercised at the time of such conversion.

Amendment of the 2003 Plan and Award Agreements

The 2003 Plan may be amended by the stockholders of the Company. The 2003 Plan may also be amended by the Administrator, including, without limitation, to the extent necessary to qualify any or all outstanding Stock Rights granted under the 2003 Plan or Stock Rights to be granted under the 2003 Plan for favorable federal income tax treatment as may be afforded incentive stock options under Section 422 of the Code, to the extent necessary to qualify the shares of Common Stock issuable under the 2003 Plan for listing on any national securities exchange or quotation in any national automated quotation system of securities dealers. Any amendment approved by the Administrator which the Administrator determines is of a scope that requires stockholder approval shall be subject to obtaining such stockholder approval.

Any modification or amendment of the 2003 Plan shall not, without the consent of a Participant, adversely affect his or her rights under a Stock Right previously granted to him or her. With the consent of the Participant affected, the Administrator may amend outstanding award agreements in a manner which may be adverse to the Participant but which is not inconsistent with the 2003 Plan. In the discretion of the Administrator, outstanding Option Agreements and Stock Grant Agreements may be amended by the Administrator in a manner which is not adverse to the Participant.

INCOME TAX CONSEQUENCES

The following is a brief summary of certain U.S. federal income tax consequences relating to the transactions described under the 2003 Plan as set forth below. This summary does not purport to address all aspects of U.S. federal income taxation and does not describe state, local, or foreign tax consequences. This discussion is based upon provisions of the Code and the treasury regulations issued thereunder, and judicial and administrative interpretations under the Code and treasury regulations, all as in effect as of the date hereof, and all of which are subject to change (possibly on a retroactive basis) or different interpretation.

Incentive Stock Options

Options designated as ISOs are intended to qualify as “incentive stock options” under Section 422 of the Code.

An ISO does not result in taxable income to the employee or deduction to the Company at the time it is granted or exercised. However, the difference between the fair market value of the shares on the date of exercise and the exercise price will be an item of tax preference includable in “alternative minimum taxable income.” The rules applicable to the disposition of shares acquired upon exercise of an ISO vary depending upon whether or not the disposition constitutes a “Disqualifying Disposition.” Each employee who receives an ISO must agree to notify the Company in writing immediately after the employee makes a Disqualifying Disposition. A Disqualifying Disposition is defined in Section 424(c) of the Code and includes any disposition (including any sale or gift) of such shares before the later of (a) two years after the date the employee was granted the ISO, or (b) one year after the date the employee acquired the shares by exercising the ISO. If the employee dies before such shares are sold, these holding period requirements do not apply and no Disqualifying Disposition can occur thereafter.

If the employee makes a Disqualifying Disposition, he or she would be deemed to receive compensation taxable as ordinary income in an amount equal to the excess of the value of the stock on the date of exercise of the ISO over the exercise price of the ISO, regardless of whether the proceeds of the disposition exceed the exercise price. In such a case the employee’s cost basis for the stock would be correspondingly increased by the amount recognized as compensation by the employee. The employee’s capital gain or loss on the sale would be the difference between his or her basis so adjusted and the proceeds of the sale. Shares must have been held for more than one year in order to be treated as long-term capital gain or loss for purposes of the maximum capital gains rate.

If the employee should sell his or her stock and the sale is not a Disqualifying Disposition, the employee’s initial basis for determining taxable gain or loss will be the exercise price paid for the shares, and any gain or loss from such sale of the shares will be long-term capital gain or loss.

Non-Qualified Options

Options otherwise qualifying as ISOs, to the extent the aggregate fair market value of shares with respect to which such Options are first exercisable by an individual in any calendar year exceeds $100,000, and Options designated as Non-Qualified Options will be treated as Options that are not incentive stock options.

A Non-Qualified Option ordinarily will not result in income to the Participant or a deduction to the Company at the time of grant. The Participant will recognize compensation income at the time of exercise of such Non-Qualified Option in an amount equal to the excess of the then value of the shares over the exercise price of the Non-Qualified Option. Such compensation income of Participants may be subject to withholding taxes, and a deduction may then be allowable to the Company in an amount equal to the Participant’s compensation income.

A Participant’s initial basis in shares so acquired will be the amount paid on exercise of the Non-Qualified Option plus the amount of any corresponding compensation income. Any gain or loss as a result of a subsequent disposition of the shares so acquired will be capital gain or loss.

Stock Grants

With respect to Stock Grants under the 2003 Plan that result in the issuance of shares that are either not restricted as to transferability or not subject to a substantial risk of forfeiture, the Participant must generally recognize ordinary income equal to the fair market value of shares received. Thus, deferral of the time of issuance will generally result in the deferral of the time the Participant will be liable for income taxes with respect to such issuance. The Company generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the Participant.

With respect to Stock Grants involving the issuance of shares that are restricted as to transferability and subject to a substantial risk of forfeiture, the Participant must generally recognize ordinary income equal to the fair market value of the shares received at the first time the shares become transferable or are not subject to a substantial risk of forfeiture, whichever occurs earlier. A Participant may make an election under Section 83(b) of the Code to be taxed at the time of receipt of shares rather than upon lapse of restrictions on transferability or substantial risk of forfeiture, but if the Participant subsequently forfeits such shares, the Participant would not be entitled to any tax deduction, including as a capital loss, for the value of the shares on which he or she previously paid tax. The Participant must file such election with the Internal Revenue Service within 30 days of the receipt of the shares. If a participant does not make an election under Section 83(b) of the Code, then the participant will recognize as ordinary income any dividends received with respect to such shares. At the time of the sale of such shares, any gain or loss realized by the Participant will be treated as either short-term or long-term capital gain (or loss) depending on the holding period. For purposes of determining any gain or loss realized, the participant’s tax basis will be the amount previously taxable as ordinary income, plus the purchase price paid by the participant, if any, for such shares. The Company generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the Participant.

Withholding

In the event that any federal, state, or local income taxes, employment taxes, Federal Insurance Contributions Act withholdings or other amounts are required by applicable law or governmental regulation to be withheld from the Participant’s salary, wages or other remuneration in connection with the exercise or acceptance of a Stock Right or in connection with a “disqualifying disposition” or upon the lapsing of any right of repurchase, the Company may withhold from the Participant’s compensation, if any, or may require that the Participant advance in cash to the Company, or to any Affiliate of the Company which employs or employed the Participant, the statutory minimum amount of such withholdings unless a different withholding arrangement, including the use of shares of the Company’s Common Stock or a promissory note, is authorized by the Administrator (and permitted by law).

Withholding does not represent an increase in the Participant’s total income tax obligation, since it is fully credited toward his or her tax liability for the year. Additionally, withholding does not affect the Participant’s tax basis in the shares of Common Stock. Compensation income realized and tax withheld will be reflected on Forms W-2 supplied by the Company to employees by January 31 of the succeeding year. Deferred compensation that is subject to Section 409A of the Code will be subject to certain federal income tax withholding and reporting requirements.

Section 409A

In 2004, Section 409A was added to the Code to regulate all types of deferred compensation. If the requirements of Section 409A of the Code are not satisfied, deferred compensation and earnings thereon will be subject to tax as it vests, plus an interest charge at the underpayment rate plus 1% and a 20% penalty tax. Certain Options and Stock Grants are subject to Section 409A of the Code. All awards granted pursuant to the 2003 Plan were intended to be exempt from, or comply with, Section 409A of the Code.

If a Participant is a “specified employee” as defined in Section 409A of the Code (and as applied according to procedures of the Company and its Affiliates) as of his or her separation from service, to the extent any payment under the 2003 Plan constitutes deferred compensation (after taking into account any applicable exemptions from Section 409A of the Code), and to the extent required by Section 409A of the Code, no payments due under the 2003 Plan may be made until the earlier of: (i) the first day of the seventh month following the Participant’s separation from service, or (ii) the Participant’s date of death; provided, however, that any payments delayed during this six-month period shall be paid in the aggregate in a lump sum, without interest, on the first day of the seventh month following the Participant’s separation from service.

The Administrator shall administer the 2003 Plan with a view toward ensuring that Stock Rights under the 2003 Plan that are subject to Section 409A of the Code comply with the requirements thereof and that Options under the 2003 Plan be exempt from the requirements of Section 409A of the Code, but neither the Administrator nor any member of the Board of Directors, nor the Company nor any of its Affiliates, nor any other person acting hereunder on behalf of the Company, the Administrator or the Board of Directors shall be liable to a Participant or any Participant’s Survivor by reason of the acceleration of any income, or the imposition of any additional tax or penalty, with respect to a Stock Right, whether by reason of a failure to satisfy the requirements of Section 409A of the Code or otherwise.

Tax Consequences to the Company

To the extent that a Participant recognizes ordinary income in the circumstances described above, the Company will be entitled to a corresponding deduction provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Section 280G of the Code, and is not disallowed by the $1,000,000 limitation on certain executive compensation under Section  162(m) of the Code.

Deduction Limits and Other Tax Matters

As a general matter, a publicly-traded corporation may not deduct compensation of more than $1,000,000 that is paid to an individual employed by the corporation who, on the last day of the taxable year, either is the corporation’s principal executive officer or an individual who is among the three highest compensated officers for the taxable year (other than the principal executive officer or the principal financial officer). However, the limitation on deductions does not apply to certain types of compensation, including certain remuneration paid pursuant to a compensation plan or agreement that existed during the period in which the corporation was not publicly held, provided that certain requirements are met. All awards granted pursuant to the 2003 Plan were granted by Pulmatrix prior to the Merger and it becoming a subsidiary of a publicly traded corporation. The Company believes that all outstanding awards under the 2003 Plan fall within this exception to the limitation on deductions.

If an individual’s rights under the 2003 Plan are accelerated as a result of a change in control and the individual is a “disqualified individual” under Section 280G of the Code, the value of any such accelerated rights received by such individual may be included in determining whether or not such individual has received an “excess parachute payment” under Section 280G of the Code, which could result in (i) the imposition of a 20% federal excise tax (in addition to federal income tax) payable by the individual on the value of such accelerated rights, and (ii) the loss by the Company of a compensation deduction.

Importance of Stock Rights Participant Consulting His or Her Own Tax Advisor

The foregoing is only a brief summary of the applicable federal income tax laws and should not be relied upon as being a complete statement. While the principal provisions affecting Stock Rights are noted above, it is impossible to provide a comprehensive overview herein concerning the ultimate impact on any particular individual. The tax laws are complex and are subject to legislative changes and new or revised judicial or administrative interpretations. Moreover, the grant of Stock Rights or the receipt of shares of Common Stock under the 2003 Plan may also have state and local tax consequences. Therefore, it is urged that a Stock Rights Participant, prior to the exercise of his or her Option, or acceptance of his or her Stock Grant or other Stock-Based Award, and prior to disposing of the shares acquired consult with his or her tax advisor as to the tax consequences of such an exercise or acceptance and disposition, and review with his or her tax advisor from time to time the tax status of Stock Rights and shares acquired under the 2003 Plan.

FEDERAL SECURITIES LAWS CONSIDERATIONS

Provided there is an effective registration statement, which is not the subject of any stop order, registering the issuance of shares under the 2003 Plan, shares of Common Stock received upon exercise or acceptance of Stock Rights granted under the 2003 Plan may be resold freely, except if the Participant is deemed to be an “affiliate” of the Company within the meaning of the Securities Act and the rules and regulations thereunder. Generally, for these purposes, an employee or consultant who is not an officer or director of the Company would not be an affiliate of the Company and would not be subject to any applicable limitations on sales by affiliates.

If a Participant is deemed to be an “affiliate” of the Company, such Participant may sell shares acquired upon exercise or acceptance of a Stock Right only if either such shares have been registered by the Company under the Securities Act by the filing and effectiveness of a registration statement on an available form covering the resale of such shares by such Participant, or an exemption from registration under the Securities Act is available. Rule 144, which contains limitations on the number of shares that may be sold and the selling prices thereof, is such an exemption. The Company does not intend to register for reoffer or resale the shares acquired by affiliates under the 2003 Plan, and therefore affiliates will need to rely on Rule 144 or another exemption, if available, for such reoffer or resale.

In the case of unregistered shares, the Company is not required to issue shares upon exercise or acceptance of a Stock Right unless and until (a) the person exercising or accepting such Stock Right warrants to the Company that he or she is acquiring such shares for his or her respective account, for investment, and not with a view to, or for sale in connection with, the distribution of any such shares in violation of the Securities Act or other applicable laws, and (b) at the discretion of the Administrator, the Company has received an opinion of its counsel that the shares may be issued upon such particular exercise or acceptance in compliance with the Securities Act without registration thereunder.

Please note that both the federal securities laws and Company policy prohibit transactions in Company stock at a time when the employee, director or consultant may be in possession of material information about the Company that has not been publicly disclosed. This also applies to members of a Participant’s household as well as all others whose transactions may be attributable to the Participant.

Material information, in short, is any information which could affect the stock price. Either positive or negative information may be material. Once a public announcement has been made by the Company, a Participant should wait until the information has been adequately disseminated to the public before trading in the Company’s stock. Generally, information regarding relatively simple matters, such as earnings results, will be deemed to have been adequately absorbed by the marketplace by the second business day after the Company’s release of such information.

For more complex matters, such as a prospective major acquisition, it may be necessary to allow additional time for the information to be digested by the investors. Under such circumstances before trading, you should consult with William Duke, Jr., the Company’s Chief Financial Officer.

EXHIBIT A

PULMATRIX INC.

2003 EMPLOYEE, DIRECTOR AND CONSULTANT STOCK PLAN

1.	DEFINITIONS.

Unless otherwise specified or unless the context otherwise requires, the following terms, as used in this Pulmatrix Inc. 2003 Employee, Director and Consultant Stock Plan, have the following meanings:

Administrator means the Board of Directors, unless it has delegated power to act on its behalf to the Committee, in which case the Administrator means the Committee.

Affiliate means a corporation which, for purposes of Section 424 of the Code, is a parent or subsidiary of the Company, direct or indirect.

Board of Directors means the Board of Directors of the Company.

Code means the United States Internal Revenue Code of 1986, as amended.

Committee means the committee of the Board of Directors to which the Board of Directors has delegated power to act under or pursuant to the provisions of the Plan.

Common Stock means shares of the Company’s common stock, $.01 par value per share.

Company means Pulmatrix Inc., a Delaware corporation.

Disability or Disabled means permanent and total disability as defined in Section 22(e)(3) of the Code.

Employee means any employee of the Company or of an Affiliate (including, without limitation, an employee who is also serving as an officer or director of the Company or of an Affiliate), designated by the Administrator to be eligible to be granted one or more Stock Rights under the Plan.

Fair Market Value of a Share of Common Stock means:

(1) If the Common Stock is listed on a national securities exchange or traded in the over-the-counter market and sales prices are regularly reported for the Common Stock, the closing or last price of the Common Stock on the Composite Tape or other comparable reporting system for the trading day immediately preceding the applicable date;

(2) If the Common Stock is not traded on a national securities exchange but is traded on the over-the-counter market, if sales prices are not regularly reported for the Common Stock for the trading day referred to in clause (1), and if bid and asked prices for the Common Stock are regularly reported, the mean between the bid and the asked price for the Common Stock at the close of trading in the over-the-counter market for the trading day on which Common Stock was traded immediately preceding the applicable date; and

(3) If the Common Stock is neither listed on a national securities exchange nor traded in the over-the-counter market, such value as the Administrator, in good faith, shall determine.

ISO means an option meant to qualify as an incentive stock option under Section 422 of the Code.

Non-Qualified Option means an option which is not intended to qualify as an ISO.

Option means an ISO or Non-Qualified Option granted under the Plan.

Option Agreement means an agreement between the Company and a Participant delivered pursuant to the Plan, in such form as the Administrator shall approve.

Participant means an Employee, director or consultant of the Company or an Affiliate to whom one or more Stock Rights are granted under the Plan. As used herein, “Participant” shall include “Participant’s Survivors” where the context requires.

Plan means this Pulmatrix Inc. 2003 Employee, Director and Consultant Stock Plan.

Shares means shares of the Common Stock as to which Stock Rights have been or may be granted under the Plan or any shares of capital stock into which the Shares are changed or for which they are exchanged within the provisions of Paragraph 3 of the Plan. The Shares issued under the Plan may be authorized and unissued shares or shares held by the Company in its treasury, or both.

Stock Grant means a grant by the Company of Shares under the Plan.

Stock Grant Agreement means an agreement between the Company and a Participant delivered pursuant to the Plan, in such form as the Administrator shall approve.

Stock Right means a right to Shares of the Company granted pursuant to the Plan — an ISO, a Non-Qualified Option or a Stock Grant.

Survivor means a deceased Participant’s legal representatives and/or any person or persons who acquired the Participant’s rights to a Stock Right by will or by the laws of descent and distribution.

2.	PURPOSES OF THE PLAN.

The Plan is intended to encourage ownership of Shares by Employees and directors of and certain consultants to the Company in order to attract such people, to induce them to work for the benefit of the Company or of an Affiliate and to provide additional incentive for them to promote the success of the Company or of an Affiliate. The Plan provides for the granting of ISOs, Non-Qualified Options and Stock Grants.

3.	SHARES SUBJECT TO THE PLAN.

(a) The number of Shares which may be issued from time to time pursuant to this Plan shall be the number of shares set forth under the subheading “Notes Regarding Shares Subject to the Plan” above or the equivalent of such number of Shares after the Administrator, in its sole discretion, has interpreted the effect of any stock split, stock dividend, combination, recapitalization or similar transaction in accordance with Paragraph 23 of the Plan.

(b) If an Option ceases to be “outstanding”, in whole or in part, or if the Company shall reacquire any Shares issued pursuant to a Stock Grant, the Shares which were subject to such Option and any Shares so reacquired by the Company shall be available for the granting of other Stock Rights under the Plan. Any Option shall be treated as “outstanding” until such Option is exercised in full, or terminates or expires under the provisions of the Plan, or by agreement of the parties to the pertinent Option Agreement.

4.	ADMINISTRATION OF THE PLAN.

The Administrator of the Plan will be the Board of Directors, except to the extent the Board of Directors delegates its authority to the Committee, in which case the Committee shall be the Administrator. Subject to the provisions of the Plan, the Administrator is authorized to:

a.	Interpret the provisions of the Plan or of any Option or Stock Grant and to make all rules and determinations which it deems necessary or advisable for the administration of the Plan;

b.	Determine which Employees, directors and consultants shall be granted Stock Rights;

c.	Determine the number of Shares for which a Stock Right or Stock Rights shall be granted;

d.	Specify the terms and conditions upon which a Stock Right or Stock Rights may be granted; and

e.	Adopt any sub-plans applicable to residents of any specified jurisdiction as it deems necessary or appropriate in order to comply with or take advantage of any tax laws applicable to the Company or to Plan Participants or to otherwise facilitate the administration of the Plan, which sub-plans may include additional restrictions or conditions applicable to Options or Shares acquired upon exercise of Options.

provided, however, that all such interpretations, rules, determinations, terms and conditions shall be made and prescribed in the context of preserving the tax status under Section 422 of the Code of those Options which are designated as ISOs. Subject to the foregoing, the interpretation and construction by the Administrator of any provisions of the Plan or of any Stock Right granted under it shall be final, unless otherwise determined by the Board of Directors, if the Administrator is the Committee. In addition, if the Administrator is the Committee, the Board of Directors may take any action under the Plan that would otherwise be the responsibility of the Committee.

If permissible under applicable law, the Board of Directors or the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any portion of its responsibilities and powers to any other person selected by it. Any such allocation or delegation may be revoked by the Board of Directors or the Committee at any time.

5.	ELIGIBILITY FOR PARTICIPATION.

The Administrator will, in its sole discretion, name the Participants in the Plan, provided, however, that each Participant must be an Employee, director or consultant of the Company or of an Affiliate at the time a Stock Right is granted. Notwithstanding the foregoing, the Administrator may authorize the grant of a Stock Right to a person not then an Employee, director or consultant of the Company or of an Affiliate; provided, however, that the actual grant of such Stock Right shall be conditioned upon such person becoming eligible to become a Participant at or prior to the time of the execution of the Agreement evidencing such Stock Right. ISOs may be granted only to Employees. Non-Qualified Options and Stock Grants may be granted to any Employee, director or consultant of the Company or an Affiliate. The granting of any Stock Right to any individual shall neither entitle that individual to, nor disqualify him or her from, participation in any other grant of Stock Rights.

6.	TERMS AND CONDITIONS OF OPTIONS.

Each Option shall be set forth in writing in an Option Agreement, duly executed by the Company and, to the extent required by law or requested by the Company, by the Participant. The Administrator may provide that Options be granted subject to such terms and conditions, consistent with the terms and conditions specifically required under this Plan, as the Administrator may deem appropriate including, without limitation, subsequent approval by the shareholders of the Company of this Plan or any amendments thereto. The Option Agreements shall be subject to at least the following terms and conditions:

A.	Non-Qualified Options: Each Option intended to be a Non-Qualified Option shall be subject to the terms and conditions which the Administrator determines to be appropriate and in the best interest of the Company, subject to the following minimum standards for any such Non-Qualified Option:

a.	Option Price: Each Option Agreement shall state the option price (per share) of the Shares covered by each Option, which option price shall be determined by the Administrator but shall not be less than the par value per share of Common Stock.

b.	Each Option Agreement shall state the number of Shares to which it pertains;

c.	Each Option Agreement shall state the date or dates on which it first is exercisable and the date after which it may no longer be exercised, and may provide that the Option rights accrue or become exercisable in installments over a period of months or years, or upon the occurrence of certain conditions or the attainment of stated goals or events; and

d.	Exercise of any Option may be conditioned upon the Participant’s execution of a Share purchase agreement in form satisfactory to the Administrator providing for certain protections for the Company and its other shareholders, including requirements that:

i.	The Participant’s or the Participant’s Survivors’ right to sell or transfer the Shares may be restricted; and

ii.	The Participant or the Participant’s Survivors may be required to execute letters of investment intent and must also acknowledge that the Shares will bear legends noting any applicable restrictions

B.	ISOs: Each Option intended to be an ISO shall be issued only to an Employee and be subject to the following terms and conditions, with such additional restrictions or changes as the Administrator determines are appropriate but not in conflict with Section 422 of the Code and relevant regulations and rulings of the Internal Revenue Service:

a.	Minimum standards: The ISO shall meet the minimum standards required of Non-Qualified Options, as described in Paragraph 6(A) above, except clause(a) thereunder.

b.	Option Price: Immediately before the ISO is granted, if the Participant owns, directly or by reason of the applicable attribution rules in Section 424(d) of the Code:

i.	10% or less of the total combined voting power of all classes of stock of the Company or an Affiliate, the Option price per share of the Shares covered by each ISO shall not be less than 100% of the Fair Market Value per share of the Shares on the date of the grant of the Option; or

ii.	More than 10% of the total combined voting power of all classes of stock of the Company or an Affiliate, the Option price per share of the Shares covered by each ISO shall not be less than 110% of the said Fair Market Value on the date of grant.

c.	Term of Option: For Participants who own:

i.	10% or less of the total combined voting power of all classes of stock of the Company or an Affiliate, each ISO shall terminate not more than ten years from the date of the grant or at such earlier time as the Option Agreement may provide; or

ii.	More than 10% of the total combined voting power of all classes of stock of the Company or an Affiliate, each ISO shall terminate not more than five years from the date of the grant or at such earlier time as the Option Agreement may provide.

d.	Limitation on Yearly Exercise: The Option Agreements shall restrict the amount of ISOs which may become exercisable in any calendar year (under this or any other ISO plan of the Company or an Affiliate) so that the aggregate Fair Market Value (determined at the time each ISO is granted) of the stock with respect to which ISOs are exercisable for the first time by the Participant in any calendar year does not exceed $100,000.

7.	TERMS AND CONDITIONS OF STOCK GRANTS.

Each offer of a Stock Grant to a Participant shall state the date prior to which the Stock Grant must be accepted by the Participant, and the principal terms of each Stock Grant shall be set forth in a Stock Grant Agreement, duly executed by the Company and, to the extent required by law or requested by the Company, by the Participant. The Stock Grant Agreement shall be in a form approved by the Administrator and shall contain terms and conditions which the Administrator determines to be appropriate and in the best interest of the Company, subject to the following minimum standards:

(a)	Each Stock Grant Agreement shall state the purchase price (per share), if any, of the Shares covered by each Stock Grant, which purchase price shall be determined by the Administrator but shall not be less than the minimum consideration required by the Delaware General Corporation Law on the date of the grant of the Stock Grant;

(b)	Each Stock Grant Agreement shall state the number of Shares to which the Stock Grant pertains; and

(c)	Each Stock Grant Agreement shall include the terms of any right of the Company to restrict or reacquire the Shares subject to the Stock Grant, including the time and events upon which such reacquisition rights shall accrue and the purchase price therefor, if any.

8.	EXERCISE OF OPTIONS AND ISSUE OF SHARES.

An Option (or any part or installment thereof) shall be exercised by giving written notice to the Company or its designee, together with provision for payment of the full purchase price in accordance with this Paragraph for the Shares as to which the Option is being exercised, and upon compliance with any other condition(s) set forth in the Option Agreement. Such notice shall be signed by the person exercising the Option, shall state the number of Shares with respect to which the Option is being exercised and shall contain any representation required by the Plan or the Option Agreement. Payment of the purchase price for the Shares as to which such Option is being exercised shall be made (a) in United States dollars in cash or by check, or (b) at the discretion of the Administrator, through delivery of shares of Common Stock having a Fair Market Value equal as of the date of the exercise to the cash exercise price of the Option and held for at least six months or (c) at the discretion of the Administrator, by delivery of the grantee’s personal note, for full, partial or no recourse, bearing interest payable not less than annually at market rate on the date of exercise and at no less than 100% of the applicable Federal rate, as defined in Section 1274(d) of the Code, with or without the pledge of such Shares as collateral, or (d) at the discretion of the Administrator, in accordance with a cashless exercise program established with a securities brokerage firm, and approved by the Administrator, or (e) at the discretion of the Administrator, by any combination of (a), (b), (c) and (d) above. Notwithstanding the foregoing, the Administrator shall accept only such payment on exercise of an ISO as is permitted by Section 422 of the Code.

The Company shall then reasonably promptly deliver the Shares as to which such Option was exercised to the Participant (or to the Participant’s Survivors, as the case may be). In determining what constitutes “reasonably promptly,” it is expressly understood that the issuance and delivery of the Shares may be delayed by the Company in order to comply with any law or regulation (including, without limitation, state securities or “blue sky” laws) which requires the Company to take any action with respect to the Shares prior to their issuance. The Shares shall, upon delivery, be fully paid, non-assessable Shares.

The Administrator shall have the right to accelerate the date of exercise of any installment of any Option; provided that the Administrator shall not accelerate the exercise date of any installment of any Option granted to an Employee as an ISO (and not previously converted into a Non-Qualified Option pursuant to Paragraph 26) if such acceleration would violate the annual vesting limitation contained in Section 422(d) of the Code, as described in Paragraph 6.B.d.

The Administrator may, in its discretion, amend any term or condition of an outstanding Option provided (i) such term or condition as amended is permitted by the Plan, (ii) any such amendment shall be made only with the consent of the Participant to whom the Option was granted, or in the event of the death of the Participant, the Participant’s Survivors, if the amendment is adverse to the Participant, and (iii) any such amendment of any ISO shall be made only after the Administrator determines whether such amendment would constitute a “modification” of any Option which is an ISO (as that term is defined in Section 424(h) of the Code) or would cause any adverse tax consequences for the holder of such ISO.

9.	ACCEPTANCE OF STOCK GRANT AND ISSUE OF SHARES.

A Stock Grant (or any part or installment thereof) shall be accepted by executing the Stock Grant Agreement and delivering it to the Company or its designee, together with provision for payment of the full purchase price, if any, in accordance with this Paragraph for the Shares as to which such Stock Grant is being accepted, and upon compliance with any other conditions set forth in the Stock Grant Agreement. Payment of the purchase price for the Shares as to which such Stock Grant is being accepted shall be made (a) in United States dollars in cash or by check, or (b) at the discretion of the Administrator, through delivery of shares of Common Stock held for at least six months and having a Fair Market Value equal as of the date of acceptance of the Stock Grant to the purchase price of the Stock Grant, or (c) at the discretion of the Administrator, by delivery of the grantee’s personal note, for full or partial recourse as determined by the Administrator, bearing interest payable not less than annually at no less than 100% of the applicable Federal rate, as defined in Section 1274(d) of the Code, or (d) at the discretion of the Administrator, by any combination of (a), (b) and (c) above.

The Company shall then reasonably promptly deliver the Shares as to which such Stock Grant was accepted to the Participant (or to the Participant’s Survivors, as the case may be), subject to any escrow provision set forth in the Stock Grant Agreement. In determining what constitutes “reasonably promptly,” it is expressly understood that the issuance and delivery of the Shares may be delayed by the Company in order to comply with any law or regulation (including, without limitation, state securities or “blue sky” laws) which requires the Company to take any action with respect to the Shares prior to their issuance.

The Administrator may, in its discretion, amend any term or condition of an outstanding Stock Grant or Stock Grant Agreement provided (i) such term or condition as amended is permitted by the Plan, and (ii) any such amendment shall be made only with the consent of the Participant to whom the Stock Grant was made, if the amendment is adverse to the Participant.

10.	RIGHTS AS A SHAREHOLDER.

No Participant to whom a Stock Right has been granted shall have rights as a shareholder with respect to any Shares covered by such Stock Right, except after due exercise of the Option or acceptance of the Stock Grant and tender of the full purchase price, if any, for the Shares being purchased pursuant to such exercise or acceptance and registration of the Shares in the Company’s share register in the name of the Participant.

11.	ASSIGNABILITY AND TRANSFERABILITY OF STOCK RIGHTS.

By its terms, a Stock Right granted to a Participant shall not be transferable by the Participant other than (i) by will or by the laws of descent and distribution, or (ii) as approved by the Administrator in its discretion and set forth in the applicable Option Agreement or Stock Grant Agreement. Notwithstanding the foregoing, an ISO transferred except in compliance with clause (i) above shall no longer qualify as an ISO. The designation of a beneficiary of a Stock Right by a Participant, with the prior approval of the Administrator and in such form as the Administrator shall prescribe, shall not be deemed a transfer prohibited by this Paragraph. Except as provided above, a Stock Right shall only be exercisable or may only be accepted, during the Participant’s lifetime, only by such Participant (or by his or her legal representative) and shall not be assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process. Any attempted transfer, assignment, pledge, hypothecation or other disposition of any Stock Right or of any rights granted thereunder contrary to the provisions of this Plan, or the levy of any attachment or similar process upon a Stock Right, shall be null and void.

12.	EFFECT ON OPTIONS OF TERMINATION OF SERVICE OTHER THAN “FOR CAUSE” OR DEATH OR DISABILITY.

Except as otherwise provided in a Participant’s Option Agreement, in the event of a termination of service (whether as an employee, director or consultant) with the Company or an Affiliate before the Participant has exercised an Option, the following rules apply:

a.	A Participant who ceases to be an employee, director or consultant of the Company or of an Affiliate (for any reason other than termination “for cause”, Disability, or death for which events there are special rules in Paragraphs 13, 14, and 15, respectively), may exercise any Option granted to him or her to the extent that the Option is exercisable on the date of such termination of service, but only within such term as the Administrator has designated in a Participant’s Option Agreement.

b.	Except as provided in Subparagraph (c) below, or Paragraph 14 or 15, in no event may an Option intended to be an ISO, be exercised later than three months after the Participant’s termination of employment.

c.	The provisions of this Paragraph, and not the provisions of Paragraph 14 or 15, shall apply to a Participant who subsequently becomes Disabled or dies after the termination of employment, director status or consultancy, provided, however, in the case of a Participant’s Disability or death within three months after the termination of employment, director status or consultancy, the Participant or the Participant’s Survivors may exercise the Option within one year after the date of the Participant’s termination of service, but in no event after the date of expiration of the term of the Option.

d.	Notwithstanding anything herein to the contrary, if subsequent to a Participant’s termination of employment, termination of director status or termination of consultancy, but prior to the exercise of an Option, the Board of Directors determines that, either prior or subsequent to the Participant’s termination, the Participant engaged in conduct which would constitute “cause”, then such Participant shall forthwith cease to have any right to exercise any Option.

e.	A Participant to whom an Option has been granted under the Plan who is absent from work with the Company or with an Affiliate because of temporary disability (any disability other than a permanent and total Disability as defined in Paragraph 1 hereof), or who is on leave of absence for any purpose, shall not, during the period of any such absence, be deemed, by virtue of such absence alone, to have terminated such Participant’s employment, director status or consultancy with the Company or with an Affiliate, except as the Administrator may otherwise expressly provide.

f.	Except as required by law or as set forth in a Participant’s Option Agreement, Options granted under the Plan shall not be affected by any change of a Participant’s status within or among the Company and any Affiliates, so long as the Participant continues to be an employee, director or consultant of the Company or any Affiliate.

13.	EFFECT ON OPTIONS OF TERMINATION OF SERVICE “FOR CAUSE”.

Except as otherwise provided in a Participant’s Option Agreement, the following rules apply if the Participant’s service (whether as an employee, director or consultant) with the Company or an Affiliate is terminated “for cause” prior to the time that all his or her outstanding Options have been exercised:

a.	All outstanding and unexercised Options as of the time the Participant is notified his or her service is terminated “for cause” will immediately be forfeited.

b.	For purposes of this Plan, “cause” shall include (and is not limited to) dishonesty with respect to the Company or any Affiliate, insubordination, substantial malfeasance or non-feasance of duty, unauthorized disclosure of confidential information, breach by the Participant of any provision of any employment, consulting, advisory, nondisclosure, non-competition or similar agreement between the Participant and the Company, and conduct substantially prejudicial to the business of the Company or any Affiliate. The determination of the Administrator as to the existence of “cause” will be conclusive on the Participant and the Company.

c.	“Cause” is not limited to events which have occurred prior to a Participant’s termination of service, nor is it necessary that the Administrator’s finding of “cause” occur prior to termination. If the Administrator determines, subsequent to a Participant’s termination of service but prior to the exercise of an Option, that either prior or subsequent to the Participant’s termination the Participant engaged in conduct which would constitute “cause”, then the right to exercise any Option is forfeited.

d.	Any definition in an agreement between the Participant and the Company or an Affiliate, which contains a conflicting definition of “cause” for termination and which is in effect at the time of such termination, shall supersede the definition in this Plan with respect to that Participant.

14.	EFFECT ON OPTIONS OF TERMINATION OF SERVICE FOR DISABILITY.

Except as otherwise provided in a Participant’s Option Agreement, a Participant who ceases to be an employee, director or consultant of the Company or of an Affiliate by reason of Disability may exercise any Option granted to such Participant:

a.	To the extent that the Option has become exercisable but has not been exercised on the date of Disability; and

b.	In the event rights to exercise the Option accrue periodically, to the extent of a pro rata portion through the date of Disability of any additional vesting rights that would have accrued on the next vesting date had the Participant not become Disabled. The proration shall be based upon the number of days accrued in the current vesting period prior to the date of Disability.

A Disabled Participant may exercise such rights only within the period ending one year after the date of the Participant’s termination of employment, directorship or consultancy, as the case may be, notwithstanding that the Participant might have been able to exercise the Option as to some or all of the Shares on a later date if the Participant had not become Disabled and had continued to be an employee, director or consultant or, if earlier, within the originally prescribed term of the Option.

The Administrator shall make the determination both of whether Disability has occurred and the date of its occurrence (unless a procedure for such determination is set forth in another agreement between the Company and such Participant, in which case such procedure shall be used for such determination). If requested, the Participant shall be examined by a physician selected or approved by the Administrator, the cost of which examination shall be paid for by the Company.

15.	EFFECT ON OPTIONS OF DEATH WHILE AN EMPLOYEE, DIRECTOR OR CONSULTANT.

Except as otherwise provided in a Participant’s Option Agreement, in the event of the death of a Participant while the Participant is an employee, director or consultant of the Company or of an Affiliate, such Option may be exercised by the Participant’s Survivors:

a.	To the extent that the Option has become exercisable but has not been exercised on the date of death; and

b.	In the event rights to exercise the Option accrue periodically, to the extent of a pro rata portion through the date of death of any additional vesting rights that would have accrued on the next vesting date had the Participant not died. The proration shall be based upon the number of days accrued in the current vesting period prior to the Participant’s date of death.

If the Participant’s Survivors wish to exercise the Option, they must take all necessary steps to exercise the Option within one year after the date of death of such Participant, notwithstanding that the decedent might have been able to exercise the Option as to some or all of the Shares on a later date if he or she had not died and had continued to be an employee, director or consultant or, if earlier, within the originally prescribed term of the Option.

16.	EFFECT OF TERMINATION OF SERVICE ON STOCK GRANTS.

In the event of a termination of service (whether as an employee, director or consultant) with the Company or an Affiliate for any reason before the Participant has accepted a Stock Grant, such offer shall terminate.

For purposes of this Paragraph 16 and Paragraph 17 below, a Participant to whom a Stock Grant has been offered and accepted under the Plan who is absent from work with the Company or with an Affiliate because of temporary disability (any disability other than a permanent and total Disability as defined in Paragraph 1 hereof), or who is on leave of absence for any purpose, shall not, during the period of any such absence, be deemed, by virtue of such absence alone, to have terminated such Participant’s employment, director status or consultancy with the Company or with an Affiliate, except as the Administrator may otherwise expressly provide.

In addition, for purposes of this Paragraph 16 and Paragraph 17 below, any change of employment or other service within or among the Company and any Affiliates shall not be treated as a termination of employment, director status or consultancy so long as the Participant continues to be an employee, director or consultant of the Company or any Affiliate.

17.	EFFECT ON STOCK GRANTS OF TERMINATION OF SERVICE OTHER THAN “FOR CAUSE” OR DEATH OR DISABILITY.

Except as otherwise provided in a Participant’s Stock Grant Agreement, in the event of a termination of service (whether as an employee, director or consultant), other than termination “for cause,” Disability, or death for which events there are special rules in Paragraphs 18, 19, and 20, respectively, before all Company rights of repurchase shall have lapsed, then the Company shall have the right to repurchase that number of Shares subject to a Stock Grant as to which the Company’s repurchase rights have not lapsed.

18.	EFFECT ON STOCK GRANTS OF TERMINATION OF SERVICE “FOR CAUSE”.

Except as otherwise provided in a Participant’s Stock Grant Agreement, the following rules apply if the Participant’s service (whether as an employee, director or consultant) with the Company or an Affiliate is terminated “for cause”:

a.	All Shares subject to any Stock Grant shall be immediately subject to repurchase by the Company at the $.01, if any, thereof.

b.	For purposes of this Plan, “cause” shall include (and is not limited to) dishonesty with respect to the employer, insubordination, substantial malfeasance or non-feasance of duty, unauthorized disclosure of confidential information, breach by the Participant of any provision of any employment, consulting, advisory, nondisclosure, non-competition or similar agreement between the Participant and the Company, and conduct substantially prejudicial to the business of the Company or any Affiliate. The determination of the Administrator as to the existence of “cause” will be conclusive on the Participant and the Company.

c.	“Cause” is not limited to events which have occurred prior to a Participant’s termination of service, nor is it necessary that the Administrator’s finding of “cause” occur prior to termination. If the Administrator determines, subsequent to a Participant’s termination of service, that either prior or subsequent to the Participant’s termination the Participant engaged in conduct which would constitute “cause,” then the Company’s right to repurchase all of such Participant’s Shares shall apply.

d.	Any definition in an agreement between the Participant and the Company or an Affiliate, which contains a conflicting definition of “cause” for termination and which is in effect at the time of such termination, shall supersede the definition in this Plan with respect to that Participant.

19.	EFFECT ON STOCK GRANTS OF TERMINATION OF SERVICE FOR DISABILITY.

Except as otherwise provided in a Participant’s Stock Grant Agreement, the following rules apply if a Participant ceases to be an employee, director or consultant of the Company or of an Affiliate by reason of Disability: to the extent the Company’s rights of repurchase have not lapsed on the date of Disability, they shall be exercisable; provided, however, that in the event such rights of repurchase lapse periodically, such rights shall lapse to the extent of a pro rata portion of the Shares subject to such Stock Grant through the date of Disability as would have lapsed had the Participant not become Disabled. The proration shall be based upon the number of days accrued prior to the date of Disability.

The Administrator shall make the determination both of whether Disability has occurred and the date of its occurrence (unless a procedure for such determination is set forth in another agreement between the Company and such Participant, in which case such procedure shall be used for such determination). If requested, the Participant shall be examined by a physician selected or approved by the Administrator, the cost of which examination shall be paid for by the Company.

20.	EFFECT ON STOCK GRANTS OF DEATH WHILE AN EMPLOYEE, DIRECTOR OR CONSULTANT.

Except as otherwise provided in a Participant’s Stock Grant Agreement, the following rules apply in the event of the death of a Participant while the Participant is an employee, director or consultant of the Company or of an Affiliate: to the extent the Company’s rights of repurchase have not lapsed on the date of death, they shall be exercisable; provided, however, that in the event such rights of repurchase lapse periodically, such rights shall lapse to the extent of a pro rata portion of the Shares subject to such Stock Grant through the date of death as would have lapsed had the Participant not died. The proration shall be based upon the number of days accrued prior to the Participant’s death.

21.	PURCHASE FOR INVESTMENT.

Unless the offering and sale of the Shares to be issued upon the particular exercise or acceptance of a Stock Right shall have been effectively registered under the Securities Act of 1933, as now in force or hereafter amended (the “1933 Act”), the Company shall be under no obligation to issue the Shares covered by such exercise unless and until the following conditions have been fulfilled:

a.	The person(s) who exercise(s) or accept(s) such Stock Right shall warrant to the Company, prior to the receipt of such Shares, that such person(s) are acquiring such Shares for their own respective accounts, for investment, and not with a view to, or for sale in connection with, the distribution of any such Shares, in which event the person(s) acquiring such Shares shall be bound by the provisions of the following legend which shall be endorsed upon the certificate(s) evidencing their Shares issued pursuant to such exercise or such grant:

“The shares represented by this certificate have been taken for investment and they may not be sold or otherwise transferred by any person, including a pledgee, unless (1) either (a) a Registration Statement with respect to such shares shall be effective under the Securities Act of 1933, as amended, or (b) the Company shall have received an opinion of counsel satisfactory to it that an exemption from registration under such Act is then available, and (2) there shall have been compliance with all applicable state securities laws.”

b.	At the discretion of the Administrator, the Company shall have received an opinion of its counsel that the Shares may be issued upon such particular exercise or acceptance in compliance with the 1933 Act without registration thereunder.

22.	DISSOLUTION OR LIQUIDATION OF THE COMPANY.

Upon the dissolution or liquidation of the Company, all Options granted under this Plan which as of such date shall not have been exercised and all Stock Grants which have not been accepted will terminate and become null and void; provided, however, that if the rights of a Participant or a Participant’s Survivors have not otherwise terminated and expired, the Participant or the Participant’s Survivors will have the right immediately prior to such dissolution or liquidation to exercise or accept any Stock Right to the extent that the Stock Right is exercisable or subject to acceptance as of the date immediately prior to such dissolution or liquidation.

23.	ADJUSTMENTS.

Upon the occurrence of any of the following events, a Participant’s rights with respect to any Stock Right granted to him or her hereunder shall be adjusted as hereinafter provided, unless otherwise specifically provided in a Participant’s Option Agreement or Stock Grant Agreement:

A. Stock Dividends and Stock Splits. If (i) the shares of Common Stock shall be subdivided or combined into a greater or smaller number of shares or if the Company shall issue any shares of Common Stock as a stock dividend on its outstanding Common Stock, or (ii) additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Common Stock, the number of shares of Common Stock deliverable upon the exercise or acceptance of such Stock Right may be appropriately increased or decreased proportionately, and appropriate adjustments may be made including, in the purchase price per share, to reflect such events. The number of Shares subject to the limitation in Paragraphs 3(b) shall also be proportionately adjusted upon the occurrence of such events.

B. Corporate Transactions. If the Company is to be consolidated with or acquired by another entity in a merger, sale of all or substantially all of the Company’s assets other than a transaction to merely change the state of incorporation (a “Corporate Transaction”), the Administrator or the board of directors of any entity assuming the obligations of the Company hereunder (the “Successor Board”), shall, as to outstanding Options, either (i) make appropriate provision for the continuation of such Options by substituting on an equitable basis for the Shares then subject to such Options either the consideration payable with respect to the outstanding shares of Common Stock in connection with the Corporate Transaction or securities of any successor or acquiring entity; or (ii) upon written notice to the Participants, provide that all Options must be exercised (either to the extent then exercisable or, at the discretion of the Administrator, or, upon a change of control of the Company, all Options being made fully exercisable for purposes of this Subparagraph), within a specified number of days of the date of such notice, at the end of which period the Options shall terminate; or (iii) terminate some or all Options in exchange for a cash payment equal to the excess of the Fair Market Value of the Shares subject to such Options (either to the extent then exercisable or, at the discretion of the Administrator, some or all Options being made fully exercisable for purposes of this Subparagraph) over the exercise price thereof.

With respect to outstanding Stock Grants, the Administrator or the Successor Board, shall either (i) make appropriate provisions for the continuation of such Stock Grants by substituting on an equitable basis for the Shares then subject to such Stock Grants either the consideration payable with respect to the outstanding Shares of Common Stock in connection with the Corporate Transaction or securities of any successor or acquiring entity; or (ii) upon written notice to the Participants, provide that all Stock Grants must be accepted (to the extent then subject to acceptance) within a specified number of days of the date of such notice, at the end of which period the offer of the Stock Grants shall terminate; or (iii) terminate all Stock Grants in exchange for a cash payment equal to the excess of the Fair Market Value of the Shares subject to such Stock Grants over the purchase price thereof, if any. In addition, in the event of a Corporate Transaction, the Administrator may waive any or all Company repurchase rights with respect to outstanding Stock Grants.

C. Recapitalization or Reorganization. In the event of a recapitalization or reorganization of the Company other than a Corporate Transaction pursuant to which securities of the Company or of another corporation are issued with respect to the outstanding shares of Common Stock, a Participant upon exercising or accepting a Stock Right after the recapitalization or reorganization shall be entitled to receive for the purchase price paid upon such exercise or acceptance the number of replacement securities which would have been received if such Stock Right had been exercised or accepted prior to such recapitalization or reorganization.

D. Modification of ISOs. Notwithstanding the foregoing, any adjustments made pursuant to Subparagraph A, B or C above with respect to ISOs shall be made only after the Administrator determines whether such adjustments would constitute a “modification” of such ISOs (as that term is defined in Section 424(h) of the Code) or would cause any adverse tax consequences for the holders of such ISOs. If the Administrator determines that such adjustments made with respect to ISOs would constitute a modification of such ISOs, it may refrain from making such adjustments, unless the holder of an ISO specifically requests in writing that such adjustment be made and such writing indicates that the holder has full knowledge of the consequences of such “modification” on his or her income tax treatment with respect to the ISO.

24.	ISSUANCES OF SECURITIES.

Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to Stock Rights. Except as expressly provided herein, no adjustments shall be made for dividends paid in cash or in property (including without limitation, securities) of the Company prior to any issuance of Shares pursuant to a Stock Right.

25.	FRACTIONAL SHARES.

No fractional shares shall be issued under the Plan and the person exercising a Stock Right shall receive from the Company cash in lieu of such fractional shares equal to the Fair Market Value thereof.

26.	CONVERSION OF ISOs INTO NON-QUALIFIED OPTIONS; TERMINATION OF ISOs.

The Administrator, at the written request of any Participant, may in its discretion take such actions as may be necessary to convert such Participant’s ISOs (or any portions thereof) that have not been exercised on the date of conversion into Non-Qualified Options at any time prior to the expiration of such ISOs, regardless of whether the Participant is an employee of the Company or an Affiliate at the time of such conversion. At the time of such conversion, the Administrator (with the consent of the Participant) may impose such conditions on the exercise of the resulting Non-Qualified Options as the Administrator in its discretion may determine, provided that such conditions shall not be inconsistent with this Plan. Nothing in the Plan shall be deemed to give any Participant the right to have such Participant’s ISOs converted into Non-Qualified Options, and no such conversion shall occur until and unless the Administrator takes appropriate action. The Administrator, with the consent of the Participant, may also terminate any portion of any ISO that has not been exercised at the time of such conversion.

27.	WITHHOLDING.

In the event that any federal, state, or local income taxes, employment taxes, Federal Insurance Contributions Act (“F.I.C.A.”) withholdings or other amounts are required by applicable law or governmental regulation to be withheld from the Participant’s salary, wages or other remuneration in connection with the exercise or acceptance of a Stock Right or in connection with a Disqualifying Disposition (as defined in Paragraph 28) or upon the lapsing of any right of repurchase, the Company may withhold from the Participant’s compensation, if any, or may require that the Participant advance in cash to the Company, or to any Affiliate of the Company which employs or employed the Participant, the statutory minimum amount of such withholdings unless a different withholding arrangement, including the use of shares of the Company’s Common Stock or a promissory note, is authorized by the Administrator (and permitted by law). For purposes hereof, the fair market value of the shares withheld for purposes of payroll withholding shall be determined in the manner provided in Paragraph 1 above, as of the most recent practicable date prior to the date of exercise. If the fair market value of the shares withheld is less than the amount of payroll withholdings required, the Participant may be required to advance the difference in cash to the Company or the Affiliate employer. The Administrator in its discretion may condition the exercise of an Option for less than the then Fair Market Value on the Participant’s payment of such additional withholding.

28.	NOTICE TO COMPANY OF DISQUALIFYING DISPOSITION.

Each Employee who receives an ISO must agree to notify the Company in writing immediately after the Employee makes a Disqualifying Disposition of any shares acquired pursuant to the exercise of an ISO. A Disqualifying Disposition is defined in Section 424(c) of the Code and includes any disposition (including any sale or gift) of such shares before the later of (a) two years after the date the Employee was granted the ISO, or (b) one year after the date the Employee acquired Shares by exercising the ISO, except as otherwise provided in Section 424(c) of the Code. If the Employee has died before such stock is sold, these holding period requirements do not apply and no Disqualifying Disposition can occur thereafter.

29.	TERMINATION OF THE PLAN.

The Plan will terminate on 10 years after adoption, the date which is ten years from the earlier of the date of its adoption by the Board of Directors and the date of its approval by the shareholders. The Plan may be terminated at an earlier date by vote of the shareholders or the Board of Directors of the Company; provided, however, that any such earlier termination shall not affect any Option Agreements or Stock Grant Agreements executed prior to the effective date of such termination.

30.	AMENDMENT OF THE PLAN AND AGREEMENTS.

The Plan may be amended by the shareholders of the Company. The Plan may also be amended by the Administrator, including, without limitation, to the extent necessary to qualify any or all outstanding Stock Rights granted under the Plan or Stock Rights to be granted under the Plan for favorable federal income tax treatment (including deferral of taxation upon exercise) as may be afforded incentive stock options under Section 422 of the Code, and to the extent necessary to qualify the shares issuable upon exercise or acceptance of any outstanding Stock Rights granted, or Stock Rights to be granted, under the Plan for listing on any national securities exchange or quotation in any national automated quotation system of securities dealers. Any amendment approved by the Administrator which the Administrator determines is of a scope that requires shareholder approval shall be subject to obtaining such shareholder approval. Any modification or amendment of the Plan shall not, without the consent of a Participant, adversely affect his or her rights under a Stock Right previously granted to him or her. With the consent of the Participant affected, the Administrator may amend outstanding Option Agreements and Stock Grant Agreements in a manner which may be adverse to the Participant but which is not inconsistent with the Plan. In the discretion of the Administrator, outstanding Option Agreements and Stock Grant Agreements may be amended by the Administrator in a manner which is not adverse to the Participant.

31.	EMPLOYMENT OR OTHER RELATIONSHIP.

Nothing in this Plan or any Option Agreement or Stock Grant Agreement shall be deemed to prevent the Company or an Affiliate from terminating the employment, consultancy or director status of a Participant, nor to prevent a Participant from terminating his or her own employment, consultancy or director status or to give any Participant a right to be retained in employment or other service by the Company or any Affiliate for any period of time.

32.	GOVERNING LAW.

This Plan shall be construed and enforced in accordance with the law of the State of Delaware without regard to conflict of law principles.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the expenses in connection with this registration statement. All of the amounts shown are estimates, except for the SEC registration fee.

SEC registration fee	$—	(1)
Printing and engraving expenses	5,000	(2)
Accounting fees and expenses	11,000	(2)
Legal fees and expenses	25,000	(2)
Miscellaneous expenses	10,000	(2)

Total	$51,000	(2)

[1]	Previously paid.
[2]	Estimate.

Item 15. Indemnification of Directors and Officers.

Delaware Law and Our Governing Documents

Our Amended and Restated Certificate of Formation, as amended (the “Charter”), and our Amended and Restated Bylaws, as amended (the “Bylaws”), provide that we shall indemnify, to the fullest extent authorized by the Delaware General Corporation Law (the “DGCL”), each person who is involved in any litigation or other proceeding because such person is or was a director or officer of the Company or is or was serving as an officer or director of another entity at our request, against all expense, loss or liability reasonably incurred or suffered in connection therewith. Our Charter provides that the right to indemnification includes the right to be paid expenses incurred in defending any proceeding in advance of its final disposition, provided, however, that such advance payment will only be made upon delivery to us of an undertaking, by or on behalf of the director or officer, to repay all amounts so advanced if it is ultimately determined that such director is not entitled to indemnification. If we do not pay a proper claim for indemnification in full within sixty (60) days after we receives a written claim for such indemnification, except in the case of a claim for an advancement of expenses, in which case such period is twenty (20) days, our Charter and Bylaws authorize the claimant to bring an action against us and prescribe what constitutes a defense to such action.

Section 145 of the DGCL permits a corporation to indemnify any director or officer of the corporation against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any action, suit or proceeding brought by reason of the fact that such person is or was a director or officer of the corporation, if such person acted in good faith and in a manner that he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, if he or she had no reason to believe his or her conduct was unlawful. In a derivative action, (i.e., one brought by or on behalf of the corporation), indemnification may be provided only for expenses actually and reasonably incurred by any director or officer in connection with the defense or settlement of such an action or suit if such person acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be provided if such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine that the defendant is fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

The rights conferred in our Charter and Bylaws are not exclusive, and we are authorized to enter into indemnification agreements with our directors, officers, employees and agents and to obtain insurance to indemnify such persons.

Pursuant to Section 102(b)(7) of the DGCL, our Charter eliminates the liability of a director to the Company or our stockholders for monetary damages for such a breach of fiduciary duty as a director, except for liabilities arising:

•	from any breach of the director’s duty of loyalty to the Company or our stockholders;

•	from acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	under Section 174 of the DGCL; or

•	from any transaction from which the director derived an improper personal benefit.

Indemnification Agreements

We have entered into or plan to enter into indemnification agreements with each of our officers and directors. These indemnification agreements require or will require us to indemnify our directors and executive officers to the fullest extent permitted by Delaware law.

Insurance

We carry insurance policies insuring our directors and officers against certain liabilities that they may incur in their capacity as directors and officers. The effect of these policies is to indemnify our directors and officers against expenses, judgments, attorney’s fees and other amounts paid in settlements incurred by officers and directors for acting in their capacity as such.

Item 16. Exhibits.

A list of exhibits filed herewith is contained in the Exhibit Index that immediately precedes such exhibits and is incorporated by reference herein.

Item 17. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lexington, State of Massachusetts on September 17, 2015.

PULMATRIX, INC.

By:	/s/ Robert W. Clarke, Ph.D.
Name: Robert W. Clarke, Ph.D.
Title: Chief Executive Officer and President

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Robert W. Clarke, Ph.D. and William Duke, Jr., severally, each with full power to act alone and without the others, his true and lawful attorney-in-fact, with full power of substitution, and with the authority to execute in the name of each such person, any and all amendments (including without limitation, post-effective amendments) to this registration statement, to sign any and all additional registration statements relating to the same offering of securities as this registration statement that are filed pursuant to Rule 462(b) of the Securities Act, and to file such registration statements with the SEC, together with any exhibits thereto and other documents therewith, necessary or advisable to enable the registrant to comply with the Securities Act, and any rules, regulations and requirements of the SEC in respect thereof, which amendments may make such other changes in the registration statement as the aforesaid attorney-in-fact executing the same deems appropriate.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Robert W. Clarke, Ph.D. Robert W. Clarke, Ph.D.	Chief Executive Officer, President and Director (Principal Executive Officer)	September 17, 2015

/s/ William Duke, Jr. William Duke, Jr.	Chief Financial Officer, Treasurer and Secretary (Principal Financial Officer and Principal Accounting Officer)	September 17, 2015

/s/ Steven Gillis, Ph.D. Steven Gillis, Ph.D.	Director	September 17, 2015

/s/ Kurt C. Graves Kurt C. Graves	Director	September 17, 2015

/s/ Michael J. Higgins Michael J. Higgins	Director	September 17, 2015

/s/ David J. Maki David J. Maki	Director	September 17, 2015

/s/ Terrance G. McGuire Terrance G. McGuire	Director	September 17, 2015

/s/ Scott M. Rocklage, Ph.D. Scott M. Rocklage, Ph.D.	Director	September 17, 2015

EXHIBIT INDEX

Exhibit Number	Exhibit Description	Filed with this Report	Incorporated by Reference herein from Form or Schedule	Filing Date	SEC File/Reg Number
Plans Related to Acquisitions, Reorganizations, Arrangements, Liquidations or Successions

2.1#	Agreement and Plan of Merger, dated March 13, 2015, by and among Pulmatrix, Inc., Pulmatrix Operating Company and Ruthigen Merger Corp.		Form 8-K (Exhibit 2.1)	03/13/15	001-36199

Instruments Defining Security Holders’ Rights

4.1	Amended and Restated Certificate of Incorporation of Pulmatrix, Inc., as amended through June 15, 2015.		Form 10-Q (Exhibit 3.1)	08/14/15	001-36199

4.2	Restated Bylaws of Pulmatrix, Inc., as amended through June 15, 2015.		Form 10-Q (Exhibit 3.2)	08/14/15	001-36199

4.3	Form of Specimen Stock Certificate.		Form 8-K (Exhibit 4.1)	06/16/15	001-36199

Legal Opinions

5.1	Opinion of Haynes and Boone, LLP.	X

Consents and Power of Attorney

23.1	Consent of Haynes and Boone, LLP (included in the opinion filed as Exhibit 5.1).	X

23.2	Consent of Marcum LLP, independent registered public accounting firm.	X

23.3	Consent of Marcum LLP, independent registered public accounting firm.	X

24.1	Power of Attorney (included on the signature page to this Post-Effective Amendment on Form S-3 to Registration Statement on Form S-4).	X

Additional Exhibits

99.1	Pulmatrix Inc. 2003 Employee, Director and Consultant Stock Plan.		Form S-8 (Exhibit 99.3)	07/20/15	333-205752

#	Certain schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Pulmatrix, Inc. hereby undertakes to furnish supplementally copies of any of the omitted schedules upon request by the Securities and Exchange Commission.